                                                                    EXHIBIT 99.2

        Prospectus Supplement to Prospectus dated ________________, 1999

                       ADVANTA MORTGAGE LOAN TRUST [ISSUE]
                                     Issuer

                                   [$--------]

                                  (APPROXIMATE)

             MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES [ISSUE]

[ADVANTA LOGO]                                                    [ADVANTA LOGO]
ADVANTA CONDUIT RECEIVABLES, INC.                     ADVANTA MORTGAGE CORP. USA

SPONSOR                                                          MASTER SERVICER

THE TRUST IS OFFERING THE FOLLOWING SEVEN CLASSES OF SENIOR CLASS [A]
CERTIFICATES:

                        Initial                 Pass-            Final Scheduled
     Class         Principal Balance        Through Rate          Payment Date
     -----         -----------------        ------------         ---------------

     [A-1]           [$__________]             [____%]           [_______, ____]
     [A-2]           [$__________]         [Libor + ___%]        [_______, ____]

Interest and principal on the Class [A] Certificates is scheduled to be paid monthly on the 25th day of the month, or the next business day. The first scheduled payment date is ______ __, ____.

The property of the Trust consists of two separate groups of residential mortgage loans; one group consists entirely of fixed-rate loans, and the other group consists entirely of adjustable rate loans. The Trust will also hold cash to purchase additional residential mortgage loans on or before [________ __, ____].

Each class of the Class [A] Certificates will have the benefit of an insurance policy from [Insurer] which will guarantee certain payments with respect to the Class [A] Certificates.

[[Insurer] LOGO]

The offering of the Class [A] Certificates is subject to certain conditions, which are discussed in the "Underwriting" section of this prospectus supplement. Delivery of the Class [A] Certificates is expected in book-entry form through The Depository Trust Company, Cedelbank, and the Euroclear System on or about ___________, ____.

The Class [A] Certificates will be offered by the underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of the related sale. Proceeds to the sponsor are anticipated to be approximately [$____________], plus accrued interest, from the sale of the Class [A] Certificates before deducting expenses payable by the sponsor, estimated to be [$_______].

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

[UNDERWRITER[S]]

           The date of this Prospectus Supplement is ___________, ____


--------------------------------------------------------------------------------

YOU SHOULD READ THE SECTION ENTITLED "RISK FACTORS" STARTING ON PAGE S-__ OF THIS PROSPECTUS SUPPLEMENT AND PAGE __ OF THE PROSPECTUS AND CONSIDER THESE FACTORS BEFORE MAKING A DECISION TO INVEST IN THE CERTIFICATES.

These certificates represent non-recourse obligations of the Trust only and are not interests in or obligations of any other person or entity.

Neither these certificates nor the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

--------------------------------------------------------------------------------

 IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                        AND THE ACCOMPANYING PROSPECTUS

         We provide information to you about these securities in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to this series of securities; and (2) this prospectus supplement, which describes the specific terms of this series of securities.

         This prospectus supplement does not contain complete information about the offering of these securities. Additional information is contained in the prospectus. You are urged to read both this prospectus supplement and the prospectus in full. We cannot sell these securities to you unless you have received both this prospectus supplement and the prospectus.

         IF THE TERMS OF YOUR SERIES OF SECURITIES AND ANY OTHER INFORMATION CONTAINED HEREIN VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

         The Sponsor has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the securities offered pursuant to this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. You may inspect the registration statement at the Public Reference Room at the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. and the Securities and Exchange Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York, 10048 and the Citibank Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain copies of such materials at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Securities and Exchange Commission maintains a site on the World Wide Web at http://www.sec.gov containing reports, proxy materials, information statements and other items.

         The Securities and Exchange Commission allows us to "incorporate by reference" certain information already on file with it. This means that we can disclose important information to you by referring you to those documents. Such information is considered part of this prospectus supplement, and later information that is filed will automatically update and supersede this information. We incorporate by reference the financial statements of [Insurer] included in, or as exhibits to, the following documents, which have been filed by [Insurer]:

                  o Annual Report on Form 10-K for the year ended December 31, [____]; and

                  o Quarterly Report on Form 10-Q for the quarter ended [___________, ____].

         You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus. You can obtain from the Sponsor, free of charge, a copy of the financial information incorporated by reference by making an oral or written request to Advanta

Conduit Receivables, Inc., Attention: General Counsel, Welsh & McKean Roads, Spring House, Pennsylvania 19477, (215) 657-4000.

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

         The Sponsor's principal offices are located at 10790 Rancho Bernardo Road, San Diego, California 92127, and its telephone number is (619) 674-1800.

                                TABLE OF CONTENTS


SUMMARY.....................................................................S-5

TERMS OF THE CLASS [A] CERTIFICATES AND THE MORTGAGE LOANS..................S-6

RISK FACTORS...............................................................S-12

THE PORTFOLIO OF MORTGAGE LOANS............................................S-18
   Delinquencies...........................................................S-19

THE MORTGAGE LOANS.........................................................S-20
   General.................................................................S-20
   The Fixed Rate Group....................................................S-22
   Conveyance of Subsequent Mortgage Loans to the Fixed Rate Group.........S-25
   The ARM Group...........................................................S-26
   Conveyance of Subsequent Mortgage Loans to the ARM Group................S-29

PREPAYMENT AND YIELD CONSIDERATIONS........................................S-29
   Projected Prepayments and Yields for [Class A] Certificates.............S-30
   Payment Lag Feature of the Class [A] Fixed Rate Group Certificates......S-34

USE OF PROCEEDS............................................................S-34

THE SPONSOR AND THE MASTER SERVICER........................................S-34

DESCRIPTION OF THE CERTIFICATES............................................S-36
   General.................................................................S-36
   Pre-Funding Account Feature.............................................S-37
   Capitalized Interest Account............................................S-37
   Remittance Dates........................................................S-37
   Pass-Through Rates......................................................S-38
   Distributions of Interest...............................................S-39
   Distribution of Principal...............................................S-40
   Book Entry Registration of the Class [A] Certificates...................S-42
   Optional Redemption.....................................................S-46
   Mandatory Redemption....................................................S-47
   Calculation of LIBOR....................................................S-47
   Certain Activities......................................................S-48

CREDIT ENHANCEMENT.........................................................S-48
   Overcollateralization Provisions........................................S-48
   Cross-collateralization Provisions......................................S-51
   Credit Enhancement Does Not Apply to Prepayment Risk or Basis Risk......S-52
   Class [A] Certificate Distributions and Insured Payments to the
      Owners of the Class [A] Certificates.................................S-52

THE CERTIFICATE INSURER....................................................S-53

THE CERTIFICATE INSURANCE POLICY...........................................S-55

THE POOLING AND SERVICING AGREEMENT........................................S-57
   Formation of the Trust..................................................S-57
   Sale of Mortgage Loans..................................................S-58
   Conveyance of the Subsequent Mortgage Loans.............................S-59
   Delinquency Advances, Compensating Interest and Servicing Advances......S-59
   Governing Law...........................................................S-60
   Termination of the Trust................................................S-60
   Optional Termination....................................................S-61

CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................S-62
   REMIC Elections.........................................................S-62
   Special Tax Attributes..................................................S-63
   Supplemental Interest Amounts...........................................S-63
   Taxation of Foreign Investors...........................................S-64
   Information Reporting and Backup Withholding............................S-64

STATE TAXES................................................................S-65

ERISA CONSIDERATIONS.......................................................S-65

RATINGS....................................................................S-70

LEGAL INVESTMENT CONSIDERATIONS............................................S-70

UNDERWRITING...............................................................S-71

EXPERTS....................................................................S-72

CERTAIN LEGAL MATTERS......................................................S-72

INDEX OF PRINCIPAL DEFINED TERMS...........................................S-73

                                     SUMMARY

         This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the Class [A] Certificates, read carefully this entire prospectus supplement and the accompanying prospectus.

                          ---------------------------

TITLE OF SERIES:     Advanta Mortgage Loan Trust
                     [Trust], Mortgage Loan
                     Asset-Backed Certificates,
                     Series [Series]

SPONSOR:             Advanta Conduit Receivables, Inc.

MASTER SERVICER:     Advanta Mortgage Corp. USA

TRUSTEE:             [Trustee]

THE TRUST:           The Sponsor is forming the
                     Advanta Mortgage Loan Trust [Trust] to hold two groups of residential mortgage loans. The Trust will also hold cash on deposit in a pre-funding account to be used for the sole purpose of purchasing additional mortgage loans on or before [_______, ____], if certain conditions are met. All of the mortgage loans will be originated by affiliates of the Sponsor or by one or more unaffiliated originators.

CERTIFICATE          The Trustee, on behalf of the
INSURER:             owners of the Class [A]
                     Certificates, will hold an insurance policy issued to it by [Insurer] guaranteeing payment of certain amounts due to the owners of the Class [A]
                     Certificates.

PAYMENT DATES:       The 25th day of each month,
                     beginning on [________, ____].
                     If the 25th day is not a
                     business day, then the payment
                     date will be the next succeeding
                     business day.

CLOSING DATE:        On or about [______, ____].

PRINCIPAL            The Trust will distribute
DISTRIBUTIONS:       principal, monthly, to the
                     owners of each class of Class [A] Certificates then entitled to receive distributions of principal.

INTEREST             The Trust will distribute
DISTRIBUTIONS:       interest, monthly, to the owners
                     of each class of Class [A] Certificates based on their Class [A] Certificates' respective interest rate and principal balance. All calculations of interest on the Class [A-1] Certificates will be made on the basis of a 360-day year consisting of 12 months of 30 days each; all calculations of interest on the Class [A-2] Certificates will be made on the basis of the actual number of days elapsed in the related accrual period, divided by 360.

NO OTHER OBLIGORS:   The Class [A] Certificates do
                     not represent the obligation of
                     any entity other than the Trust.

           TERMS OF THE CLASS [A] CERTIFICATES AND THE MORTGAGE LOANS

         o The Terms of the Class [A] Certificates and the Mortgage Loans provide an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

         o Reference is made to the Index of Principal Defined Terms for the location of certain capitalized terms.


ISSUER

                  Advanta Mortgage Loan Trust [Trust].

THE TRUST

         The Trust will be created pursuant to a Pooling and Servicing Agreement to be dated as of [_______, ____], among Advanta Conduit Receivables, Inc., as Sponsor, Advanta Mortgage Corp. USA, as Master Servicer, and [Trustee], as Trustee. The Sponsor will request or direct the Trust to acquire the mortgage loans. Advanta Mortgage Corp. USA will service the mortgage loans for the Trust. [Trustee] will act as Trustee for the benefit of the owners of the Certificates.

THE GROUPS

         The mortgage loans owned by the Trust will be assigned to one of two groups: the fixed rate group (which contains loans having fixed rates of interest) or the ARM group (which contains loans having adjustable rates of interest).

         The Class [A-1] Certificates will relate to the fixed rate group and the Class [A-2] Certificates will relate to the ARM group.

CLASS [A] CERTIFICATES OFFERED

         [$__________] (approximate) Advanta Mortgage Loan [Trust], Mortgage Loan Asset-Backed Certificates, Series [Series], Class [A] to be issued in the following classes with initial principal balances as set forth below:

                                       INITIAL
                    TRANCHE           PRINCIPAL        PASS-THROUGH
 CLASS              TYPE(1)            BALANCE             RATE
 --------------------------------------------------------------------
 [A-1]             Senior Seq         $__________          [____%]
                                                           Libor +
 [A-2]           Senior Floater       $__________        [___%](2)(3)

1. Tranche types are as follows: "Senior" means a class which is not subordinate to any other class; "Seq" means a class in a series of sequential-pay classes; "Floater" means a class having an adjustable interest rate.

2.       Subject to a cap on the pass-through rate.

3. Subject to an increase in the pass-through rate on the payment date immediately following the month in which the clean-up-call may first be exercised.

         The Trust will also issue one or more classes of subordinate certificates which are not being offered in this prospectus supplement. The subordinate certificates will be retained initially by the Sponsor or its affiliates. The subordinate certificates are subordinate to all classes of Class [A] Certificates, and essentially represent the excess of the aggregate mortgage loan balance over the aggregate principal balance of the Class [A] Certificates, together with any excess cashflow which is not required to be applied to payments on the Class [A] Certificates.

         The Class [A] Certificates will initially be issued in book-entry form through DTC, Cedelbank or Euroclear. We refer you to "Description of the Certificates--Book-Entry Registration of the Certificates" herein, and "Description of the Certificates--Book-Entry Registration" in the prospectus for more detail.

INITIAL CUT-OFF DATE

         As of the opening of business on [______, ____].

STATISTICAL CALCULATION DATE

         As of the opening of business on [_________, ____].

CLOSING DATE

         On or about __________, ____.

FINAL SCHEDULED PAYMENT DATES

         The final scheduled payment dates for each of the classes are as follows, although it is anticipated that the actual final payment date for each class will occur earlier than the final scheduled payment date set forth below. We refer you to "Prepayment and Yield Considerations" herein for more detail.

                                          Final Scheduled
                    Class                  Payment Date
                   -------                ---------------
                    [A-1]                 [_______, ____]
                    [A-2]                 [_______, ____]

MORTGAGE LOANS

THE SPONSOR

         Advanta Conduit Receivables, Inc. acquired or will acquire all of the mortgage loans to be conveyed to the Trust from either affiliated originators or unaffiliated originators. See "The Portfolios of Mortgage Loans" in this prospectus supplement.

MASTER SERVICER

         Advanta Mortgage Corp. USA will act as the Master Servicer for the mortgage loans. The Master Servicer is entitled to retain an annual servicing fee, payable monthly, of 0.50% of the total principal balance of the mortgage loans owned by the Trust. The Master Servicer must advance delinquent payments of interest on the mortgage loans, subject to certain limitations. See "The Pooling and Servicing Agreement--Delinquency Advances, Compensating Interest and Servicing Advances" in this prospectus supplement. Advanta Mortgage Corp. USA may use one or more sub-servicers, which may be affiliates, to carry out its obligations as Master Servicer.

MORTGAGE LOAN DATA

         The mortgage loans owned by the Trust will be segregated into two groups, one of which consists of fixed rate mortgage loans and the other one of which consists of adjustable rate mortgage loans. The fixed rate group will consist of first or junior lien residential mortgage loans and the adjustable rate or "ARM" group will consist of first lien residential mortgage loans.

         The statistical information presented in this prospectus supplement concerning the mortgage loans in each group is given as of the opening of business on [________, ____]. The actual mortgage loans in each group as of the closing date, which will be on or about [_______, ____], will represent approximately $350,000,000 in the fixed rate group, and approximately [$___________] in the ARM group, respectively. It is anticipated that as of the end of the pre-funding period, there will be approximately [$__________] of mortgage loans in the fixed rate group and approximately [$__________] of mortgage loans in the ARM group. The additional mortgage loans reflected as of the end of the pre-funding period represent subsequent mortgage loans which will be acquired by the Trust in exchange for funds in the pre-funding account.

         Some mortgage loans included in the statistical information presented here may prepay in full, or may be determined not to meet the eligibility requirements for inclusion in the respective mortgage loan group and as a result may not be included in the final groups. In addition, some amortization of the mortgage loans will occur between [_________, ____] and [________, ____]. The final group of mortgage loans that the Sponsor will sell to the Trust will include mortgage loans which were originated between [________, ____] and [_________, ____]. As a result of the foregoing, the statistical distribution of mortgage loan characteristics of the Trust as of the [__________, ____] cut-off date will vary somewhat from those presented in this prospectus supplement, although such variance is not expected to be material.

         As of [___________, ____], the mortgage loans in the fixed rate group had the following characteristics:

Number of Mortgage Loans                              [______]

Aggregate Principal Balance                      [$__________]

Average Principal Balance                       [$________] to

Range of Principal Balances                      [$__________]

Weighted Average Mortgage Interest Rate                [____%]

Range of Mortgage Interest Rates                    [____%] to
                                                       [____%]

Weighted Average Original Term (months)           [__________]

Weighted Average Remaining Term (months)          [__________]

         As of February 1, 1999, the mortgage loans in the ARM group had the following characteristics:

Number of Mortgage Loans                         [___________]

Aggregate Principal Balance                      [$__________]

Average Principal Balance                        [$__________]
                                                [$________] to

Range of Principal Balances                      [$__________]

Weighted Average Mortgage Interest Rate                [____%]

Range of Maximum Mortgage Interest Rates            [____%] to
                                                       [____%]

Weighted Average Maximum Mortgage Interest Rate        [____%]

Range of Minimum Mortgage Interest Rates             [____% to
                                                       [____%]

Weighted Average Minimum Mortgage Interest Rate        [____%]

Weighted Average Original Term (months)                 [____]

Weighted Average Remaining Term (months)                [____]

         See "The Mortgage Loans" in this prospectus supplement.

PRE-FUNDING ACCOUNT FEATURE

         The Trust may purchase additional mortgage loans on or before [______, ____], subject to certain conditions described herein, for inclusion in either the fixed rate group or the ARM group. At the closing, the Trustee will hold in trust, from the proceeds of the sale of the Class [A] Certificates, up to approximately [$___________], which may be applied to the purchase of additional fixed rate mortgage loans for inclusion in the fixed rate group, and up to approximately [$___________], which may be applied to the purchase of additional adjustable rate mortgage loans for inclusion in the ARM group. In addition, the Sponsor will also be required to fund certain other accounts relating to the payment of interest during the pre-funding period. See "Description of the Certificates--Pre-Funding Account Feature" in this prospectus supplement.

DISTRIBUTIONS

         Owners of Class [A] Certificates will be entitled to receive payments of interest each month. Owners of Class [A] Certificates may not necessarily receive a distribution of principal in any given month. The amount of principal the owners of Class [A] Certificates will be entitled to receive will vary depending on a number of factors, including the payments received on the underlying mortgage loans in the related mortgage loan group. Each month, the Trustee will calculate the amounts to be paid to the owners of the Class [A] Certificates.

         Distributions will be made on each payment date to the owners of the Class [A] Certificates as of the related record date. The record date for a payment date is the last day of the prior calendar month for Class [A-1]; for Class [A-2], the record date is the business day immediately preceding the payment date.

         Owners of Class [A] Certificates will receive payments on the 25th day of each month, or, if such day is not a business day, then on the next succeeding business day. The first payment date is ________, ____.

         In summary, on each payment date the funds available to be distributed will be applied in the following order of priority:

o first, to pay certain fees, such as fees payable to the Master Servicer, the Trustee and the Certificate Insurer;

o   second, to pay interest on the Class [A] Certificates;

o third, to pay principal of the Class [A] Certificates in accordance with the priorities set forth herein;

o   fourth, to reimburse the Certificate Insurer;

o fifth, to reimburse the Master Servicer for prior unreimbursed advances and/or other expenses; and

o sixth, to make a distribution to the owners of the subordinate certificates which will be used to pay supplemental interest amounts, if any, subject to certain limitations.

         The cashflows from the two mortgage loan groups are cross-collateralized, although the Class [A] Certificates related to a mortgage loan group will generally amortize in accordance with the amortization of the mortgage loans contained in the related mortgage loan group.

CREDIT ENHANCEMENT

         Credit enhancement refers to a mechanism that is intended to protect the owners of the Class [A] Certificates against losses due to defaults on the underlying mortgage loans.

         The Class [A] Certificates have the benefit of the following four types of credit enhancement:

o THE USE OF EXCESS INTEREST TO COVER LOSSES AND TO DISTRIBUTE PRINCIPAL IN ORDER TO CREATE OVERCOLLATERALIZATION;

o THE SUBORDINATION OF DISTRIBUTIONS ON THE SUBORDINATE CERTIFICATES TO THE REQUIRED DISTRIBUTIONS ON THE CLASS [A] CERTIFICATES;

o THE ALLOCATION OF LOSSES ON THE UNDERLYING MORTGAGE LOANS TO THE SUBORDINATE CERTIFICATES; AND

o   THE CERTIFICATE INSURANCE POLICY.

OPTIONAL REDEMPTION

         On any date when the outstanding principal balance of the mortgage loans (calculated as of the date the Trust acquired the related mortgaged loans) is less than or equal to 10% of the outstanding principal balance of all of the mortgage loans acquired by the Trust prior to the end of the pre-funding period, either the Master Servicer or the majority owners of one of the classes of the subordinate certificates then outstanding, acting directly or through one or more affiliates, will have the right to exercise a clean-up call, which will terminate the Trust on a subsequent payment date. In the event that the Master Servicer or the majority holders of one of the classes of subordinate certificates do not exercise such option, the certificate insurer shall be entitled to do so in accordance with the terms of the Pooling and Servicing Agreement.

         The clean-up call will be effected by a purchase from the Trust of all remaining mortgage loans which will generate proceeds sufficient to pay the then-outstanding amount of the Class [A] Certificates (plus interest), and will result in the redemption of the Class [A] Certificates.

MANDATORY REDEMPTION

         The Class [A] Certificates will be redeemed in part in sequential order on the payment date immediately following the end of the pre-funding period to the extent of any cash remaining in the pre-funding account on such payment date after the purchase by the Trust of all subsequent mortgage loans, pursuant to the pre-funding feature. See "Description of the Certificates--Mandatory Redemption" in this prospectus supplement.

DENOMINATIONS

         The Trust will issue the Class [A] Certificates in book-entry form in integral multiples of $1,000.

RATINGS

         Before the Class [A] Certificates can be issued, the Trust must obtain the security ratings set out below from [Rating Agency/Agencies]:

               [Rating Agency]            [Rating Agency]
               ---------------            ---------------

                  [Rating]                    [Rating]

         A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by a rating agency. We refer you to "Prepayment and Yield Considerations" and "Ratings" in this prospectus supplement for more detail.

RISK FACTORS

         For a discussion of other risk factors that should be considered by prospective investors in the Class [A] Certificates, we refer you to "Risk Factors" in this prospectus supplement and in the accompanying prospectus.

FEDERAL TAX ASPECTS

         Dewey Ballantine LLP acted as counsel to the Trust and is of the opinion that:

         o THE TRUST WILL BE TREATED AS A REAL ESTATE MORTGAGE INVESTMENT CONDUIT, OR REMIC, FOR FEDERAL INCOME TAX PURPOSES.

         o THE CLASS [A] CERTIFICATES WILL BE "REGULAR INTERESTS" IN THE REMIC AND WILL BE TREATED AS DEBT INSTRUMENTS OF THE REMIC FOR FEDERAL INCOME TAX PURPOSES. WE REFER YOU TO "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

ERISA CONSIDERATIONS

         Subject to certain considerations discussed in this prospectus supplement, the Class [A] Certificates may be purchased by pension, profit-sharing and other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended. We refer you to "ERISA Considerations" in this prospectus supplement and in the prospectus for more detail.

LEGAL INVESTMENT CONSIDERATIONS

         The Secondary Mortgage Market Enhancement Act of 1984 defines "mortgage related securities" to include only first lien mortgages, and not junior lien mortgages. The Class [A] Certificates will not be "mortgage related securities" under that definition. Some institutions may be limited in their legal investment authority to only first-lien mortgages or "mortgage related securities" and will not be able to invest in the Class [A] Certificates.

                                  RISK FACTORS

         You should consider the following risk factors prior to any purchase of any of the Class [A] Certificates. You should also consider the information under the "Risk Factors" in the accompanying prospectus.

UNDERWRITING STANDARDS     The Sponsor's underwriting standards generally are
                           less stringent than those of the Federal National
                           Mortgage Association or Federal Home Loan Mortgage
                           Corporation. The mortgage loans included in the Trust have been made to borrowers that typically have limited access to traditional mortgage financing for a variety of reasons, such as impaired past credit experience, limited credit history, insufficient home equity value, or a high level of debt-to-income ratio. As a result of this approach to underwriting, the mortgage loans may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in accordance with the Federal National Mortgage Association or Federal Home
                           Loan Mortgage Corporation's guidelines. In addition, the Sponsor's mortgage loan program includes the purchase of mortgage loans from unaffiliated parties.
                           These mortgage loans may have been originated pursuant to underwriting guidelines which are different from the Sponsor's underwriting guidelines.
                           In connection with these purchases, it is the Sponsor's policy to re-underwrite the related loans to evaluate the terms of those other underlying guidelines and the frequency of exceptions to those guidelines. The Sponsor would typically re-underwrite only a sample, and not 100% of such purchased loans.
                           As a result of such differing underwriting guidelines, these purchased mortgage loans may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in accordance with the Sponsor's guidelines.

THE MORTGAGE LOANS MAY     The underlying mortgage loans can be prepaid at any
PREPAY AT ANY TIME,        time by the borrowers. The rate of prepayment on the
RESULTING IN UNCERTAINTY   mortgage loans will affect the amortization rate of
AS TO THE AMORTIZATION     the Class [A] Certificates, as well as their weighted
RATE OF THE CLASS [A]      average lives. Certain of the mortgage loans may be
CERTIFICATES               prepaid in whole or in part at any time without
                           penalty. In addition, a substantial portion of the mortgage loans contain due-on-sale provisions which, if enforced by the Master Servicer, will result in the prepayment of such mortgage loans. We refer you to "Prepayment and Yield Considerations" herein and "Certain Legal Aspects of Mortgage Loans and Related
                           Matters--Enforcement of the Note" in the Prospectus for more detail.

                           The underlying mortgage loans in the fixed rate group are all fixed rate loans. The rate of prepayments on fixed-rate mortgage loans is sensitive to prevailing interest rates. Generally, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the underlying mortgage loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, the rate of prepayments is likely to decrease. The weighted average lives of the Class [A] Certificates and, if purchased at other than par, the yields realized by owners of the Class [A] Certificates will be sensitive to rates of payment of principal (including prepayments) on the underlying mortgage loans. In general, the yield on a Class [A] Certificate that is purchased at a premium from its outstanding principal amount may be adversely affected by higher than anticipated levels of prepayments of the underlying mortgage loans. Conversely, the yield on a Class [A] Certificate that is purchased at a discount from its outstanding principal amount may be adversely affected by lower than anticipated levels of prepayments of the underlying mortgage loans.

                           The underlying mortgage loans in the ARM group are all adjustable rate loans, including hybrid ARMs ("Hybrid ARMs" being loans which have a fixed rate of interest for the first two years ("2/28 Loans"), three years ("3/27 Loans") or five years ("5/25 Loans"), which fixed rate then converts to an adjustable rate). The prepayment experience on the adjustable rate loans, including the 2/28 Loans, the 3/27 Loans and the 5/25 Loans may differ from the prepayment experience on fixed rate loans due to provisions which provide for adjustment to an adjustable interest rate and related monthly payment and the applicable periodic reset caps and maximum rates. In particular, the 2/28 Loans, the 3/27 Loans and the 5/25 Loans may be subject to higher prepayment rates as they approach their initial coupon change dates.

RISK OF JUNIOR MORTGAGES   Mortgage loans that are secured by junior mortgages
                           will receive proceeds from the sale of the related mortgaged property only after any senior mortgage loans and prior statutory liens have been paid. If the remaining proceeds are insufficient to satisfy the outstanding balance of the junior mortgage loan, and if the Certificate Insurer fails to perform its obligations under its insurance policy, then:

                                o THERE MAY BE A DELAY IN DISTRIBUTIONS TO THE OWNERS OF THE CLASS [A] CERTIFICATES IF A DEFICIENCY JUDGMENT AGAINST THE BORROWER IS SOUGHT.

                                o OWNERS OF CLASS [A] CERTIFICATES MAY INCUR A LOSS IF A DEFICIENCY JUDGMENT CANNOT BE OBTAINED.

                           We refer you to "The Pooling and Servicing Agreement" in the prospectus for more detail.

                           Junior mortgages are also more sensitive to a decline in the value of a property and could cause the value of the Trust's interest in the underlying mortgaged property to be reduced or extinguished.

NATURE AND VALUE OF        The combined loan-to-value ratios and loan-to-value
COLLATERAL                 ratios described herein were calculated based upon
                           the appraised values of the related mortgaged properties at the time of origination. In general, for purchase money loans, the combined loan-to-value ratios and loan-to-value ratios were calculated using the lower of the purchase price or appraised values of the related mortgaged properties at the time of origination. No assurance can be given that such appraised values of the mortgaged properties have remained or will remain at such values. If property values decline such that outstanding balances of the mortgage loans, together with the outstanding balances of any first lien, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those heretofore experienced by the Master Servicer.

THE MORTGAGE LOANS ARE     Many state and federal laws, public policy and
HIGHLY REGULATED, AND      general principles of equity relating to the
THIS REGULATION MAY        protection of consumers, unfair and deceptive
IMPEDE COLLECTIONS         practices and debt collection practices may apply to
                           the origination, servicing and collection of the mortgage loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Trust to collect all or part of the principal of or interest on the underlying mortgage loans. Such violations may entitle the mortgagor to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative enforcement. We refer you to "Certain
                           Legal Aspects of the Mortgage Loans" in the Prospectus for more detail.


RATINGS OF CLASS [A]       The ratings assigned to the Class [A] Certificates by
CERTIFICATES; CERTIFICATE  the rating agencies will be based on the credit and
INSURER DEFAULT            other characteristics of the underlying mortgage
                           loans and on the respective ratings assigned to the financial strength of the Certificate Insurer. Any reduction in the ratings so assigned to the Certificate Insurer by the rating agencies could result in the reduction of the ratings assigned to the Class [A] Certificates. Any such reduction in the ratings assigned to the Class [A] Certificates could adversely affect the liquidity and market value of the Class [A] Certificates. In the event of a default by the Certificate Insurer at a time when the overcollateralization is exhausted, the owners of the Class [A] Certificates are likely to experience losses.

                           CLASS [A-2] CERTIFICATES. The Class [A-2]
                           Certificates have a pass-through rate based on one-month LIBOR, subject to the ARM Group Available Funds Cap Rate (as defined herein). The mortgage loans in the ARM Group consist of mortgage loans having interest rates based upon six-month LIBOR and on the constant maturity treasury, each quoted as described under "The Mortgage Loans--ARM Group", as well as some 2/28 Loans, some 3/27 Loans and some 5/25 Loans. Since the indexes and rate adjustment dates on the mortgage loans in the ARM group differ from the pass-through rate on the Class [A-2] Certificates, the weighted-average interest rate on the mortgage loans in the ARM group could be reduced to a level such that the pass-through rate on such Class [A-2] Certificates may be limited by the ARM Group Available Funds Cap Rate.

NON-OWNER OCCUPIED         As of [________, ____], non-owner occupied properties
PROPERTIES                 represent [____%] of the underlying mortgage loans in
                           the fixed rate group and [____%] of the underlying mortgage loans in the ARM Group (by aggregate principal balance). It is possible that the rate of delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties could be higher than for loans secured by the primary residence of the mortgagor.

MANDATORY REDEMPTION       Owners of the Class [A] Certificates should be aware
                           that in the event that the Sponsor does not have enough subsequent mortgage loans to sell to the Trust on or before the end of the pre-funding period with respect to either the fixed rate group or the ARM group pursuant to the pre-funding feature, owners of the Class [A] Certificates will receive a prepayment of principal on the Payment Date immediately following the end of the pre-funding period. Although no assurance can be given, the Sponsor expects that the principal amount of subsequent mortgage loans sold to the Trust will require substantially all cash on deposit in the pre-funding account with respect to the fixed rate group and the ARM group and that there will be no material principal prepayment to the owners of the Class [A] Certificates.

ELIGIBILITY OF SUBSEQUENT  Each subsequent mortgage loan must satisfy certain
MORTGAGE LOANS             eligibility criteria at the time of its acquisition
                           by the Trust pursuant to the pre-funding feature.
                           However, subsequent mortgage loans may have been originated or purchased using credit criteria different from those which were applied to the mortgage loans initially conveyed on the Closing
                           Date, and may be of a different credit quality.
                           Therefore, following the transfer of subsequent mortgage loans, the aggregate characteristics of the mortgage loans then held in the Trust may vary from those initially conveyed, but such variance is not expected to be material. See "The Mortgage Loans" in this prospectus supplement.

EFFECT OF SOCIAL,          The ability of the Trust to purchase subsequent
ECONOMIC AND OTHER         mortgage loans pursuant to the pre-funding feature
FACTORS ON THE             depends to some degree upon whether such subsequent
ABILITY TO PURCHASE        mortgage loans satisfy the eligibility requirements
SUBSEQUENT MORTGAGE        for inclusion in the Trust. The satisfaction of such
LOANS                      eligibility requirements may be affected by a variety
                           of social and economic factors including interest rates, unemployment levels, the rate of inflation and consumers' general perception of economic conditions.
                           If such factors prevent underlying mortgagors from performing their obligations in respect of such mortgage loans or otherwise cause such mortgage loans to fail to satisfy the eligibility requirements, the related mortgage loans will not be eligible for inclusion in the Trust. The Sponsor is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the availability of subsequent mortgage loans for inclusion in the Trust.

LIMITATIONS ON             Generally, under the terms of the Soldiers' and
INTEREST PAYMENTS          Sailors' Civil Relief Act of 1940, as amended (the
AND FORECLOSURES           "Relief Act"), or similar state legislation, a
                           mortgagor who enters military service after the origination of the related mortgage loan (including a mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the mortgage loans.
                           In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected mortgage loan during the mortgagor's period of active duty status. Thus, in the event that such a mortgage loan goes into default, there may be delays and losses experienced by the owners of the Class [A] Certificates due to the inability to realize upon the mortgaged property in a timely fashion. The Certificate Insurance Policy does not cover any shortfalls in interest due to the application of the Relief Act nor is the Master
                           Servicer required to pay compensating interest or make advances due to the application of the Relief
                           Act.

[YEAR 2000 ISSUE]          [Many existing computer programs use only two digits
                           to identify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results on or after January 1, 2000
                           (the "Year 2000 Issue"). In connection with this issue Advanta Corp., the parent company of the affiliated originators and of the Master Servicer, has completed an evaluation of its systems, applications and vendor lists, and is implementing project plans to modify existing computer programs, convert to new programs or replace systems, to the extent necessary to address the upcoming change in the century. Advanta Corp. has identified its significant business relationships, including, without limitation, vendors, customers, asset management counterparties and funding counterparties.
                           Advanta Corp. has initiated communications with these third parties to determine the extent to which Advanta Corp. is vulnerable to such third parties' failure to remediate their own Year 2000 Issues. In the event that Advanta Corp.'s project plans are not timely or successfully completed, there can be no assurance that the upcoming change in the century will not have a material adverse effect on the operations of the affiliated originators or of the Master Servicer, including a shut-down of operations for a period of time, which may, in turn, have a material adverse effect on the Class [A]
                           Certificates. In addition, there can be no assurance that the systems used by outside service providers, including sub-servicers providing services to the Master Servicer, or other third parties upon which the affiliated originators' and the Master Servicer's systems rely, will be converted on a timely basis.
                           Further, there can be no assurance that a failure to convert by another company, or a conversion that is incompatible with the affiliated originators' and the Master Servicer's systems, would not have a material adverse effect on their operations, which may, in turn, have a material adverse effect on the Class [A]
                           Certificates. In the event that the systems or programs of the Trustee, or the Certificate Issuer are not Year 2000 compliant, there can be no assurance that there would not be a material adverse effect on the operations of the Trustee or the Certificate Insurer, respectively, which may, in turn, have a material adverse effect on the Class [A]
                           Certificates.]

[DTC AND THE YEAR 2000     [The management of the Depository Trust Company
ISSUE]                     ("DTC") is aware that some computer applications,
                           systems and the like for processing data that are dependant upon calendar dates, including dates before, on and after January 1, 2000, may encounter
                           Year 2000 Issues. DTC has informed its participants and members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC continue to function appropriately on and after January 1, 2000.
                           This program includes a technical assessment and a remediation plan, each of which is complete.
                           Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

                           However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers, their agents and its participating organizations (through which the owners of the Class [A] Certificates will hold their certificates) as well as third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers among others. DTC has informed the financial community that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC has stated that it is in the process of developing such contingency plans as it deems appropriate.

                           If problems associated with the Year 2000 Issue were to occur with respect to DTC and the services described above, distributions to the owners of Class [A] Certificates could be delayed or otherwise adversely affected.

                           According to DTC, the foregoing information with respect to DTC has been provided to the financial community for information purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.]

                         THE PORTFOLIO OF MORTGAGE LOANS

         Each group of mortgage loans conveyed to the Trust (each such loan, a "Mortgage Loan", and each such group, a "Mortgage Loan Group" or a "Group") includes loans which were either originated directly by certain originators affiliated with the Sponsor (the "Affiliated Originators") or purchased by the Affiliated Originators from others on a loan-by-loan basis and in either case acquired by the Sponsor. The Sponsor also acquires loans from unaffiliated originators (the "Unaffiliated Originators") in long-term commitments from Conduit Participants (as defined in the Prospectus). Such loans are originated by Unaffiliated Originators either directly or purchased by the Unaffiliated Originators from others on a loan-by-loan basis or in bulk purchases (with an Affiliated Originator and an Unaffiliated Originator each being referred to herein as an "Originator").

         The Affiliated Originators are Advanta Mortgage Corp. USA, Advanta National Bank, Advanta Bank Corp., Advanta Mortgage Corp. Midatlantic, Advanta Mortgage Corp. Midatlantic II, Advanta Mortgage Corp. Midwest, Advanta Mortgage Corp. of New Jersey, Advanta Mortgage Corp. Northeast and Advanta Finance Corp.

         All of the Mortgage Loans purchased by the Sponsor from the Unaffiliated Originators were originated in accordance with the Sponsor's underwriting guidelines for Unaffiliated Originators. See "Mortgage Loan Program--Underwriting Guidelines" in the Prospectus.

DELINQUENCIES

         Owned and Managed Servicing Portfolio. The following tables set forth information relating to the delinquency, loan loss and foreclosure experience of the Master Servicer for its servicing portfolio, excluding certain loans serviced by the Master Servicer that were not originated or purchased and reunderwritten by the Sponsor or its Affiliated Originators (the "Owned and Managed Servicing Portfolio"), of fixed and adjustable rate mortgage loans as of [_________, ____], and for each of the three prior year ends. The Owned and Managed Servicing Portfolio includes, but is not limited to, the Mortgage Loans originated or purchased on or prior to [____________, ____]. In addition to the Owned and Managed Servicing Portfolio, the Master Servicer serviced, as of [__________, ____], approximately [_______] mortgage loans with an aggregate principal balance as of such date of approximately [$________]; such loans were not originated or purchased by the Sponsor or its Affiliated Originators but are being serviced for third parties on a contract servicing basis (the "Third-Party Servicing Portfolio"). No loans in the Third-Party Servicing Portfolio are included in the tables set forth below.

                  DELINQUENCY AND FORECLOSURE EXPERIENCE OF THE
             MASTER SERVICER'S OWNED AND MANAGED SERVICING PORTFOLIO
                                OF MORTGAGE LOANS

                                                                  YEAR ENDING DECEMBER 31,
                               --------------------------------------------------------------------------------------------
                               --------------------------------------------------------------------------------------------
                               NUMBER       DOLLAR      NUMBER      DOLLAR       NUMBER      DOLLAR      NUMBER      DOLLAR
                                 OF         AMOUNT        OF        AMOUNT         OF        AMOUNT        OF        AMOUNT
                                LOANS       (000)        LOANS       (000)       LOANS        (000)       LOANS       (000)
                               ------       ------      ------      ------       ------      ------      ------      ------
Portfolio Delinquency
   percentage(1)
   30-59 days
   60-89 days
   90 days or more

Total

Foreclosure rate(2)
REO properties(3)

--------------------

(1) The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics for the period exclude loans in foreclosure.

(2) "Foreclosure Rate" is the number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans, as the case may be, as of the date indicated.

(3) REO Properties (i.e., "real estate owned" properties -- properties relating to foreclosed mortgages or for which deeds in lieu of foreclosure have been accepted, and held by the Master Servicer pending disposition) percentages are calculated using the number of loans, not the dollar amount.

                              LOAN LOSS EXPERIENCE
              OF THE MASTER SERVICER'S OWNED AND MANAGED SERVICING
                           PORTFOLIO OF MORTGAGE LOANS

                                                               YEAR ENDING DECEMBER 31,
                                   --------------------------------------------------------------------------------
                                   --------------------------------------------------------------------------------
                                                                (DOLLARS IN THOUSANDS)
                                   --------------------------------------------------------------------------------
Average amount outstanding(1)
Gross losses(2)
Recoveries(3)
Net losses(4)
Net losses as a percentage of
   average amount outstanding

--------------------

(1) "Average Amount Outstanding" during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period.

(2) "Gross Losses" are amounts relating to mortgage loans which have been determined by the Master Servicer to be uncollectible for each respective period.

(3) "Recoveries" are amounts received by the Master Servicer as recoveries from liquidation proceeds and deficiency judgments.

(4)      "Net Losses" represents "Gross Losses" minus "Recoveries".


                               THE MORTGAGE LOANS

GENERAL

         The Mortgage Loans will be predominantly used to refinance an existing mortgage loan on more favorable terms, to consolidate debt, or to obtain cash proceeds by borrowing against the related borrower's (the "Mortgagor") equity in the real property and improvements pledged to secure the related Mortgage Loan (the "Mortgaged Property").

         The Mortgage Loans to be sold by the Sponsor to the Trust consisted, as of the Statistical Calculation Date, of loans evidenced by promissory notes (the "Notes") secured by Mortgages on the Mortgaged Properties, which are located in [___]states [and the District of Columbia]. The Mortgaged Properties securing the Mortgage Loans consist primarily of single-family residences (which may be detached, part of a two- to four-family dwelling, a condominium unit or a unit in a planned unit development). The Mortgaged Properties may be owner-occupied (which includes second and vacation homes) and non-owner occupied investment properties.

         The Mortgage Loans will be required to satisfy the following criteria as of the opening of business on [_________, ____] (the "Initial Cut-Off Date"): have remaining terms to maturity of not greater than 30 years; will not be 30 or more days delinquent (except that certain Mortgage Loans, representing in the aggregate not in excess of [____%] of the aggregate principal balance of all Mortgage Loans as of the Initial Cut-Off Date, may be 30-59 days delinquent). Neither the Sponsor nor the Master Servicer have reason to believe that the delinquency and loss experience of the Mortgage Loans will differ in any material respect from that of the Master Servicer's Owned and Managed Servicing Portfolio, although there can be no assurance that this will be the case.

         Less than [____%] of the Mortgage Loans (as a percentage of the aggregate principal balance of all Mortgage Loans as of the Statistical Calculation Date) are "simple interest" or "date of payment" loans, with the remainder being "actuarial" or "pre-computed" loans. A "simple interest" loan provides that interest which has accrued to date is paid first and the remaining payment is applied to reduce the unpaid principal balance. An "actuarial" loan provides for amortization of the loan over a series of fixed level monthly installments.

         Each Mortgage Loan in the Trust will be assigned to one of two mortgage loan groups (the "Fixed Rate Group" or the "ARM Group"). Each of the Mortgage Loans contained in the Fixed Rate Group will be a fixed-rate loan secured by a mortgage having either a first or junior lien position with respect to the related Mortgaged Property. The Mortgage Loans contained in the ARM Group will be an adjustable rate loan secured by a mortgage having a first lien position with respect to the related Mortgaged Property. The Class [A-1] Certificates (the "Class A Fixed Rate Group Certificates") represent undivided ownership interests in all Mortgage Loans contained or to be contained in the Fixed Rate Group, and the Class [A-2] Certificates (sometimes referred to as the "[Class A] ARM Group Certificates") represent undivided ownership interests in all Mortgage Loans contained or to be contained in the ARM Group. As of the Statistical Calculation Date, [____%] of the Mortgage Loans in both Groups (as a percentage of the aggregate principal balance of all Mortgage Loans on such date) are secured by first lien mortgages on the related Mortgaged Properties ("Senior Loans"), and [____%] of the Mortgage Loans in both Groups (as a percentage of the aggregate principal balance of all Mortgage Loans on such date) are secured by junior liens on the related Mortgaged Properties ("Junior Loans").

         The combined loan-to-value ratios ("CLTVs") and loan-to-value ratios ("LTVs") described herein were calculated based upon the appraised values of the related Mortgaged Properties at the time of origination (the "Appraised Values"). In general, for purchase money loans, the CLTVs and LTVs were calculated using the lower of the purchase price or appraised values of the related Mortgaged Properties at the time of origination. No assurance can be given that such appraised values of the Mortgaged Properties have remained or will remain at such values. If property values decline such that the outstanding balances of the Mortgage Loans, together with the outstanding balances of any first lien, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those previously experienced by the Master Servicer, as set forth above under "The Portfolio of Mortgage Loans," and in the mortgage lending industry.

         Difference between Statistical Calculation Date; Closing Date and Final Groups.

         The statistical information presented in this Prospectus Supplement is based on the Mortgage Loans computed as of the opening of business on [________, ____] (the "Statistical Calculation Date"). As of the Statistical Calculation Date, the Mortgage Loans aggregated [$_____________] with respect to the Fixed Rate Group and [$__________] with respect to the ARM Group. The Sponsor expects that the actual aggregate principal balance of the Mortgage Loans to be sold to the Trust on the Closing Date (the "Initial Mortgage Loans"), as of the Initial Cut-Off Date, plus the aggregate principal balance of the Mortgage Loans (the "Subsequent Mortgage Loans") to be conveyed to the Trust during the period (the "Pre-Funding Period") from the Closing Date until the earlier of (i) the date on which the amount on deposit in the related Pre-Funding Account is less than $100,000 or (ii) [_________, ____] or (iii) the occurrence of an event of default as specified in the Pooling and Servicing Agreement, as of the end of the Pre-Funding Period will represent approximately [__________] in Mortgage Loans in the Fixed Rate Group and approximately [$____________] in Mortgage Loans in the ARM Group. The additional Mortgage Loans reflected as of the end of the Pre-Funding Period represent

Subsequent Mortgage Loans which will be acquired by the Trust in exchange for funds in the related Pre-Funding Account (as defined herein).

         In addition, with respect to the Mortgage Loans as of the Statistical Calculation Date, some amortization of the Mortgage Loans will occur prior to the Closing Date. Moreover, certain Mortgage Loans as of the Statistical Calculation Date may prepay in full or may be determined not to meet the eligibility requirements for the final Mortgage Loan Groups and as a result may not be included in the final Mortgage Loan Groups. As a result of the foregoing, the statistical distribution of characteristics as of the Closing Date or as of the end of the Pre-Funding Period for the Fixed Rate Group and the ARM Group, respectively, will vary somewhat from the statistical distribution of such characteristics computed as of the Statistical Calculation Date as presented in this Prospectus Supplement, although such variance will not be material.

THE FIXED RATE GROUP

         The Mortgage Loans in the Fixed Rate Group as of the Statistical Calculation Date consist of [______] Mortgage Loans under which the related Mortgaged Properties are located in [___] states [and the District of Columbia,] as set forth herein; had an aggregate principal balance of [$_____________]; the minimum principal balance of any of the Mortgage Loans was [$_________]; had a maximum principal balance of [$_____________] and had an average principal balance of approximately [$____________]. The interest rates of such Mortgage Loans ranged from [_____%] to [____%] per annum, and the weighted average interest rate of such Mortgage Loans was [____%] per annum. The original term to stated maturity of the Mortgage Loans as of the Statistical Calculation Date ranged from [___] months to [___] months, the remaining term to stated maturity ranged from [___] months to [____] months, the weighted average original term to stated maturity was [____] months, the weighted average remaining term to stated maturity was [___] months and the weighted average seasoning was [___] months. [____%] of the Mortgage Loans in the Fixed Rate Group as of the Statistical Calculation Date (calculated as a percentage of aggregate principal balance of all of the Mortgage Loans in the Fixed Rate Group) require monthly payments of principal that will fully amortize the Mortgage Loans by their respective maturity dates, and [_____%] of such Mortgage Loans (calculated as a percentage of aggregate principal balance of all of the Mortgage Loans in the Fixed Rate Group) are Balloon Loans.

         The weighted average CLTV of the Mortgage Loans included in the Fixed Rate Group as of the Statistical Calculation Date (calculated as a percentage of aggregate principal balance of all of the Mortgage Loans in the Fixed Rate Group) was [_____%]. The weighted average LTV of the Mortgage Loans in the Fixed Rate Group as of the Statistical Calculation Date (calculated as a percentage of aggregate principal balance of all of the Mortgage Loans in the Fixed Rate Group) was [____%]. The weighted average Junior Lien Ratio (as defined below) of the Mortgage Loans in the Fixed Rate Group as of the Statistical Calculation Date was [____%]. Approximately [_____%] of the Mortgage Loans in the Fixed Rate Group as of the Statistical Calculation Date (calculated as a percentage of aggregate principal balance of all of the Mortgage Loans in the Fixed Rate Group) were secured by first lien mortgages and approximately [______%] by junior lien mortgages.

         The "Junior Lien Ratio" of a Mortgage Loan which is in a junior lien position is equal to the ratio (expressed as a percentage) of the original principal balance of such Mortgage Loan to the sum of (i) the original principal balance of such Mortgage Loan and (ii) the outstanding principal balance of any lien on the related Mortgaged Property having priorities senior to that of the lien which secures such Mortgage Loan (such lien, a "Senior Lien") at the time of origination of the Mortgage Loan.

         The following tables describe the Fixed Rate Group of Mortgage Loans and the related Mortgaged Properties as of the opening of business on the Statistical Calculation Date.

                                FIXED RATE GROUP
                             GEOGRAPHIC DISTRIBUTION

                                     NUMBER OF                 AGGREGATE             % OF AGGREGATE
          STATE                    MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
          -----                    --------------          -----------------        -----------------
TOTAL.......................         [________]                [$________]                100.00%
                                   ==============          =================        =================


                                FIXED RATE GROUP
                              DISTRIBUTION OF CLTVS

                                     NUMBER OF                 AGGREGATE             % OF AGGREGATE
   RANGE OF CLTV RATIOS            MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
   --------------------            --------------          -----------------        -----------------

                                   --------------          -----------------        -----------------
TOTAL.......................          [_______]                [$________]               100.00%
                                   ==============          =================        =================


                                FIXED RATE GROUP
                              DISTRIBUTION OF LTVS

         RANGE OF                    NUMBER OF                 AGGREGATE             % OF AGGREGATE
        LTV RATIOS                 MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
        ----------                 --------------          -----------------        -----------------

                                   --------------          -----------------        -----------------
TOTAL.......................          [_______]                [$________]               100.00%
                                   ==============          =================        =================


                                FIXED RATE GROUP
                       DISTRIBUTION OF JUNIOR LIEN RATIOS
                               (JUNIOR LIENS ONLY)


         RANGE OF                    NUMBER OF                 AGGREGATE             % OF AGGREGATE
    JUNIOR LIEN RATIOS             MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
    ------------------             --------------          -----------------        -----------------

                                   --------------          -----------------        -----------------
TOTAL.......................          [_______]                [$________]               100.00%
                                   ==============          =================        =================

                                FIXED RATE GROUP
                     REMAINING TERM TO MATURITY DISTRIBUTION

                                     NUMBER OF                 AGGREGATE             % OF AGGREGATE
    MONTHS REMAINING               MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
    ----------------               --------------          -----------------        -----------------

                                   --------------          -----------------        -----------------
TOTAL.......................          [_______]                [$________]               100.00%
                                   ==============          =================        =================


                                FIXED RATE GROUP
                       DISTRIBUTION OF PRINCIPAL BALANCES

         RANGE OF                    NUMBER OF                 AGGREGATE             % OF AGGREGATE
    PRINCIPLES BALANCES            MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
    -------------------            --------------          -----------------        -----------------

                                   --------------          -----------------        -----------------
TOTAL.......................          [_______]                [$________]               100.00%
                                   ==============          =================        =================


                                FIXED RATE GROUP
                         DISTRIBUTION OF MORTGAGE RATES

       RANGE OF                      NUMBER OF                 AGGREGATE             % OF AGGREGATE
    MORTGAGE RATES                 MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
    --------------                 --------------          -----------------        -----------------

                                   --------------          -----------------        -----------------
TOTAL.......................          [_______]                [$________]               100.00%
                                   ==============          =================        =================


                                FIXED RATE GROUP
                         DISTRIBUTION OF PROPERTY TYPES

                                     NUMBER OF                 AGGREGATE             % OF AGGREGATE
    PROPERTY TYPE                  MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
    -------------                  --------------          -----------------        -----------------
SF Detached/Deminimus PUD.........
SF Rowhouse/Townhouse/Condo.......
Two to Four Family Home...........
Prefabricated Single Family.......
Other.............................
                                   --------------          -----------------        -----------------
TOTAL.............................    [_______]                [$________]               100.00%
                                   ==============          =================        =================


                                FIXED RATE GROUP
                        DISTRIBUTION OF OCCUPANCY STATUS

                                     NUMBER OF                 AGGREGATE             % OF AGGREGATE
    OCCUPANCY STATUS               MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
    ----------------               --------------          -----------------        -----------------
Owner occupied*.................
Non-owner occupied..............
                                   --------------          -----------------        -----------------
TOTAL...........................      [_______]                [$________]               100.00%
                                   ==============          =================        =================

------------------

* Includes vacation and second homes.

                                FIXED RATE GROUP
                            DISTRIBUTION OF SEASONING


      MONTHS ELAPSED                 NUMBER OF                 AGGREGATE             % OF AGGREGATE
    SINCE ORIGINATION              MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
    -----------------              --------------          -----------------        -----------------

                                   --------------          -----------------        -----------------
TOTAL.......................          [_______]                [$________]               100.00%
                                   ==============          =================        =================

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS TO THE FIXED RATE GROUP

         During the Pre-Funding Period, the Trust may acquire up to approximately [$__________] aggregate principal balance of Subsequent Mortgage Loans for assignment to the Fixed Rate Group. Accordingly, the statistical characteristics of the Fixed Rate Group will vary following the acquisition by the Trust of such Subsequent Mortgage Loans.

THE ARM GROUP

         The Mortgage Loans in the ARM Group as of the Statistical Calculation Date consist of [________] loans under which the related Mortgaged Properties are located in [__] states [and the District of Columbia,] as set forth herein. The Mortgage Loans in the ARM Group as of the Statistical Calculation Date had an aggregate principal balance of [$___________], the minimum principal balance of any of such Mortgage Loans was [$__________], the maximum principal balance thereof was [$________] and the average principal balance of such Mortgage Loans was approximately [$___________]. The weighted average current interest rate of the Mortgage Loans in the ARM Group as of the Statistical Calculation Date was [_____%]. The margins for the Mortgage Loans in the ARM Group as of the Statistical Calculation Date ranged from [____%] to [_____%] and the weighted average margin was [____%].

         The Mortgage Loans in the ARM Group as of the Statistical Calculation Date have original terms to stated maturity from [___] months to [___] months, remaining terms to stated maturity from [___] months to [___] months, a weighted average original term to stated maturity of [___] months, a weighted average remaining term to stated maturity of [___] months and a weighted average seasoning of [____] months. No Mortgage Loan in the ARM Group as of the Statistical Calculation Date had a stated maturity later than [______________, ____]. All of the Mortgage Loans in the ARM Group as of the Statistical Calculation Date by aggregate principal balance require monthly payments of principal that will fully amortize such Mortgage Loans by their respective maturity dates.

         The weighted average CLTV of the Mortgage Loans included in the ARM Group as of the Statistical Calculation Date was [_____%]. All of the Mortgage Loans in the ARM Group as of the Statistical Calculation Date by aggregate principal balance were secured by first lien mortgages.

         [_______%] of the Mortgage Loans in the ARM Group as of the Statistical Calculation Date bear interest (in some instances, following an initial fixed-rate period) at a six-month LIBOR rate, plus a margin. [______%] are indexed on the average of the six-month LIBOR rates based on quotations at five major banks as set forth in the "Money Rates" section of The Wall Street Journal, Western Edition, on the first business day of the month; [_____%] are indexed on the average of the six-month LIBOR rates based on quotations of major banks, as published by the Federal National Mortgage Association, on the first business day of the month; [_____%] are indexed on the average of the six-month LIBOR rates based on quotations at five major banks as set forth in the "Money Rates" section of The Wall Street Journal, Western Edition, on the most recent daily quote available; [_____%] are indexed on other six-month LIBOR rates; [_____%] are indexed on the one year Constant Maturity Treasury Index published in the Wall Street Journal as a Key Interest Rate each week and [_____%] are indexed on the weekly average of one year constant maturity treasury.

         With respect to the hybrid ARM Mortgage Loans in the ARM Group as of the Statistical Calculation Date, [_____%] of such Mortgage Loans bear interest at a fixed rate of interest for a two-year period following origination, [_____%] of such Mortgage Loans bear interest at a fixed rate of interest for a three-year period following origination, and [_____%] of such Mortgage Loans bear interest at a fixed rate of interest for a five year period following origination; after such initial periods, such Mortgage Loans bear interest at adjustable rates, as described above.

         [_____%] of the loans in the ARM Group as of the Statistical Calculation Date have semi-annual interest rate and semi-annual payment adjustment frequencies. [_____%] of the loans in the ARM Group as of the Statistical Calculation Date have annual interest rate and annual payment adjustment frequencies. [_____%] of the Mortgage Loans in the ARM Group as of the Statistical Calculation Date have a periodic rate adjustment cap of 1%; [_____%] of such Mortgage Loans have a periodic rate adjustment cap of 1.5%; [_____%] of the Mortgage Loans in the ARM Group as of the Statistical Calculation Date have a periodic rate adjustment cap of 2% and [_____%] have other periodic rate caps. [_____%] of the Mortgage Loans in the ARM Group as of the Statistical Calculation Date have a lifetime cap of 7.00%; [_____%] have a lifetime cap of 6.50%; [______%] have a lifetime cap of 6.00%. The weighted average number of months until the next reset date is approximately [___] months. The weighted average maximum Interest rate was approximately [______%], with maximum Interest rates that range from [____%] to [_____%]. The weighted average minimum Interest rate was approximately [_____%], with minimum Interest rates that range from [____%] to [_____%].

         The following tables describe the ARM Group Mortgage Loans and the related Mortgaged Properties as of the opening of business on the Statistical Calculation Date.

                                                     ARM GROUP
                                              GEOGRAPHIC DISTRIBUTION

                                     NUMBER OF                 AGGREGATE             % OF AGGREGATE
          STATE                    MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
          -----                    --------------          -----------------        -----------------
TOTAL.......................         [________]                [$________]                100.00%
                                   ==============          =================        =================


                                    ARM GROUP
                              DISTRIBUTION OF CLTVS

                                     NUMBER OF                 AGGREGATE             % OF AGGREGATE
   RANGE OF CLTV RATIOS            MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
   --------------------            --------------          -----------------        -----------------

                                   --------------          -----------------        -----------------
TOTAL.......................          [_______]                [$________]               100.00%
                                   ==============          =================        =================


                                    ARM GROUP
                              DISTRIBUTION OF LTVS

         RANGE OF                    NUMBER OF                 AGGREGATE             % OF AGGREGATE
        LTV RATIOS                 MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
        ----------                 --------------          -----------------        -----------------

                                   --------------          -----------------        -----------------
TOTAL.......................          [_______]                [$________]               100.00%
                                   ==============          =================        =================


                                    ARM GROUP
                     DISTRIBUTION OF CURRENT MORTGAGE RATES

       RANGE OF                      NUMBER OF                 AGGREGATE             % OF AGGREGATE
    MORTGAGE RATES                 MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
    --------------                 --------------          -----------------        -----------------

                                   --------------          -----------------        -----------------
TOTAL.......................          [_______]                [$________]               100.00%
                                   ==============          =================        =================

                                    ARM GROUP
                     REMAINING TERM TO MATURITY DISTRIBUTION


    REMAINING TERM                   NUMBER OF                 AGGREGATE             % OF AGGREGATE
      TO MATURITY                  MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
    --------------                 --------------          -----------------        -----------------

                                   --------------          -----------------        -----------------
TOTAL.......................          [_______]                [$________]               100.00%
                                   ==============          =================        =================


                                    ARM GROUP
                       DISTRIBUTION OF PRINCIPAL BALANCES

         RANGE OF                    NUMBER OF                 AGGREGATE             % OF AGGREGATE
    PRINCIPLES BALANCES            MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
    -------------------            --------------          -----------------        -----------------

                                   --------------          -----------------        -----------------
TOTAL.......................          [_______]                [$________]               100.00%
                                   ==============          =================        =================


                                    ARM GROUP
                         DISTRIBUTION OF PROPERTY TYPES

                                     NUMBER OF                 AGGREGATE             % OF AGGREGATE
    PROPERTY TYPE                  MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
    -------------                  --------------          -----------------        -----------------
SF Detached/Deminimus PUD.........
SF Rowhouse/Townhouse/Condo.......
Two to Four Family Home...........
Prefabricated Single Family.......
Other.............................
                                   --------------          -----------------        -----------------
TOTAL.............................    [_______]                [$________]               100.00%
                                   ==============          =================        =================


                                    ARM GROUP
                        DISTRIBUTION OF OCCUPANCY STATUS

                                     NUMBER OF                 AGGREGATE             % OF AGGREGATE
    OCCUPANCY STATUS               MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
    ----------------               --------------          -----------------        -----------------
Owner occupied*.................
Non-owner occupied..............
                                   --------------          -----------------        -----------------
TOTAL...........................      [_______]                [$________]               100.00%
                                   ==============          =================        =================

------------------

* Includes vacation and second homes.

                                    ARM GROUP
                            DISTRIBUTION OF SEASONING

      MONTHS ELAPSED                 NUMBER OF                 AGGREGATE             % OF AGGREGATE
    SINCE ORIGINATION              MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
    -----------------              --------------          -----------------        -----------------

                                   --------------          -----------------        -----------------
TOTAL.......................          [_______]                [$________]               100.00%
                                   ==============          =================        =================

                                    ARM GROUP
                     DISTRIBUTION OF MAXIMUM MORTGAGE RATES

     RANGE OF MAXIMUM                 NUMBER OF                 AGGREGATE             % OF AGGREGATE
      MORTGAGE RATES                MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
     ----------------               --------------          -----------------        -----------------

                                   --------------          -----------------        -----------------
TOTAL.......................          [_______]                [$________]               100.00%
                                   ==============          =================        =================


                                    ARM GROUP
                     DISTRIBUTION OF MINIMUM MORTGAGE RATES

     RANGE OF MINIMUM                 NUMBER OF                 AGGREGATE             % OF AGGREGATE
      MORTGAGE RATES                MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
     ----------------               --------------          -----------------        -----------------

                                   --------------          -----------------        -----------------
TOTAL.......................          [_______]                [$________]               100.00%
                                   ==============          =================        =================


                                    ARM GROUP
                             DISTRIBUTION OF MARGINS

         RANGE OF                    NUMBER OF                 AGGREGATE             % OF AGGREGATE
         MARGINS                   MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
         --------                  --------------          -----------------        -----------------

                                   --------------          -----------------        -----------------
TOTAL.......................          [_______]                [$________]               100.00%
                                   ==============          =================        =================


                                    ARM GROUP
                   NEXT INTEREST ADJUSTMENT DATE DISTRIBUTION


      NEXT INTEREST                   NUMBER OF                 AGGREGATE             % OF AGGREGATE
     ADJUSTMENT DATE                MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
     ---------------                --------------          -----------------        -----------------

                                   --------------          -----------------        -----------------
TOTAL.......................          [_______]                [$________]               100.00%
                                   ==============          =================        =================

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS TO THE ARM GROUP

         During the Pre-Funding Period, the Trust may acquire up to approximately [$___________] aggregate principal balance of Subsequent Mortgage Loans for assignment to the ARM Group. Accordingly, the statistical characteristics of the ARM Group will vary following the acquisition by the Trust of such Subsequent Mortgage Loans.


                       PREPAYMENT AND YIELD CONSIDERATIONS

         The weighted average life of, and, if purchased at other than par, the yield to maturity on any Class [A] Certificate will be directly related to the rate of payment of principal of the Mortgage Loans in the related Mortgage Loan Group, including for this purpose voluntary payment in whole or in part prior to stated maturity (a "Prepayment"), liquidations due to defaults, casualties and condemnations, and repurchases of Mortgage Loans by the Sponsor, the Originators or the Master Servicer. The actual rate of principal prepayments on mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among groups of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular group, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class [A] Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Class [A] Certificates. The Sponsor makes no representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

PROJECTED PREPAYMENTS AND YIELDS FOR [CLASS A] CERTIFICATES

         If purchased at other than par, the yield to maturity on the Class [A] Certificates will be affected by the rate of the payment of principal of the Mortgage Loans in the related Mortgage Loan Group. If the actual rate of payments on the Mortgage Loans in the related Mortgage Loan Group is slower than the rate anticipated by an investor who purchases a Class [A] Certificate of the related class at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans in the related Mortgage Loan Group is faster than the rate anticipated by an investor who purchases a Class [A] Certificate of the related class at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

         The Mortgage Loans in the Fixed Rate Group are fixed-rate mortgage loans. The rate of prepayments with respect to conventional fixed rate mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rate on such mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans. The monthly payment on mortgage loans similar to the Mortgage Loans is often smaller than the monthly payment on a purchase-money first mortgage loan. Consequently, a decrease in the interest rate payable as a result of a refinancing would result in a relatively small reduction in the amount of the Mortgagor's monthly payment, as a result of the relatively small loan balance. [__________%] of the Mortgage Loans in the Fixed Rate Group as of the Statistical Calculation Date by aggregate principal balance had prepayment penalties.

         All of the Mortgage Loans in the ARM Group are adjustable rate mortgage loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to "lock in" a lower fixed interest rate. No assurance can be given as to the level of prepayments that the Mortgage Loans in the ARM Group will experience. [________%] of the Mortgage Loans in the ARM Group as of the Statistical Calculation Date by aggregate principal balance had prepayment penalties.

         The final scheduled payment dates (as set forth in the "Terms of the Class [A] Certificates and Mortgage Loans" herein) (each a "Final Scheduled Payment Date") for the Class [A-1] Certificate has been calculated assuming that each Mortgage Loan in the Fixed Rate Group amortizes according to its terms and the final scheduled payment dates for the Class [A-2] Certificate was assumed to be [____________, ____].

         "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Class [A] Certificates of each class will be influenced by the rate at which principal payments on the Mortgage Loans in the related Mortgage Loan Group are paid, which may be in the form of scheduled amortization, accelerated amortization or prepayments (for this purpose, the term "prepayment" includes Prepayments and liquidations due to default) or as a result of an early termination of the Trust.

         The model used in this Prospectus Supplement for the Class [A] Fixed Rate Group Certificates is a prepayment assumption (the "Prepayment Assumption") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the Fixed Rate Group for the life of such mortgage loans. The "100% Prepayment Assumption" assumes a conditional prepayment rate of 3% per annum of the then outstanding principal balance of the Mortgage Loans in the first month of the life of the Mortgage Loans and an additional 1.55% (precisely, 17/11%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the Mortgage Loans, the 100% Prepayment Assumption assumes a conditional prepayment rate of 20% per annum each month. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e., no prepayments on the synthetic mortgage loans having the characteristics described below. Correspondingly, 100% Prepayment Assumption assumes prepayment rates equal to 100% of the Prepayment Assumption, and so forth.

         The model used in this Prospectus Supplement for the Class [A-2] Certificates represents an assumed conditional prepayment rate per annum of the then outstanding principal balance of the ARM Group for the life of such mortgage loans (the "CPR Assumption"). Neither the Prepayment Assumption nor the CPR Assumption purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any mortgage loans, including the related Mortgage Loans. The Sponsor believes that no existing statistics of which it is aware provide a reliable basis for Owners of Class [A] Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

         The tables below were prepared on the basis of the assumptions in the following paragraph and there are discrepancies between the characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the initial principal balances outstanding and the weighted average lives of the Class [A] Certificates set forth in the tables. In addition, since the actual Mortgage Loans in each Mortgage Loan Group have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Class [A] Certificates may be made earlier or later than as indicated in the tables.

         For the purpose of the tables below, it is assumed that:

                  (i) the Mortgage Loans consist of mortgage loans having the characteristics set forth below,

                  (ii)     the Closing Date is [___________, ____],

                  (iii) distributions on the Class [A] Certificates are made on the 25th day of each month regardless of the day on which the payment actually occurs, commencing on [____________, ____] in accordance with the priorities described herein,

                  (iv) all prepayments are prepayments in full and include 30 days' interest thereon,

                  (v) no early termination of the Trust occurs, unless otherwise specified,

                  (vi)     no Mortgage Loan is ever delinquent,

                  (vii) the assumed levels of one-month LIBOR, six-month LIBOR, and 1 year CMT are [________%], [____%] and [_____%], respectively,

                  (viii) the Class [A] Certificates have the respective pass-through rates and original principal balances as set forth herein, and

                  (ix) all of the Subsequent Mortgage Loans are delivered to the Trust approximately one month after the Closing Date.


                              PREPAYMENT SCENARIOS

                               Scenario   Scenario   Scenario    Scenario   Scenario V  Scenario   Scenario
                                   I         II         III         IV                     VI         VII
                               --------   --------   --------    --------   ----------  --------   --------
Fixed Rate Group(1)..........

ARM Group(2).................

---------------

(1)      As a percentage of the Prepayment Assumption.

(2)      As a conditional prepayment rate (CPR) percentage.

                                FIXED RATE GROUP
                          REPRESENTATIVE MORTGAGE LOANS

FIXED RATE GROUP INITIAL MORTGAGE LOANS


                                                    ORIGINAL AMORTIZATION          REMAINING
        PRINCIPAL                   GROSS              TERM TO MATURITY         TERM TO MATURITY       AMORTIZATION
         BALANCE                 COUPON RATE               (MONTHS)                 (MONTHS)              METHOD
        ---------                -----------        ---------------------       ----------------       ------------




FIXED RATE GROUP SUBSEQUENT MORTGAGE LOANS

                                                    ORIGINAL AMORTIZATION          REMAINING
        PRINCIPAL                   GROSS              TERM TO MATURITY         TERM TO MATURITY       AMORTIZATION
         BALANCE                 COUPON RATE               (MONTHS)                 (MONTHS)              METHOD
        ---------                -----------        ---------------------       ----------------       ------------




                                    ARM GROUP
                          REPRESENTATIVE MORTGAGE LOANS

ARM GROUP INITIAL MORTGAGE LOANS

                            ORIGINAL   REMAINING                                              PERIODIC
                   GROSS    TERM TO     TERM TO    MONTHS TO                     PERIODIC       CAP
                   COUPON   MATURITY   MATURITY     COUPON                      CAP (FIRST  (SUBSEQUENT            LIFE
PRINCIPAL BALANCE   RATE    (MONTHS)   (MONTHS)   ADJUSTMENT   INDEX    MARGIN  RESET DATE) RESET DATES) LIFE CAP  FLOOR
-----------------  ------   --------   --------   ----------   -----    ------  ----------- ------------ --------  -----


ARM GROUP SUBSEQUENT MORTGAGE LOANS


                            ORIGINAL   REMAINING                                              PERIODIC
                   GROSS    TERM TO     TERM TO    MONTHS TO                     PERIODIC       CAP
                   COUPON   MATURITY   MATURITY     COUPON                      CAP (FIRST  (SUBSEQUENT            LIFE
PRINCIPAL BALANCE   RATE    (MONTHS)   (MONTHS)   ADJUSTMENT   INDEX    MARGIN  RESET DATE) RESET DATES) LIFE CAP  FLOOR
-----------------  ------   --------   --------   ----------   -----    ------  ----------- ------------ --------  -----



         The following tables set forth the percentages of the initial principal amount of the Class [A] Certificates that would be outstanding after each of the dates shown, based on prepayment scenarios described in the table entitled "Prepayment Scenarios". The percentages have been rounded to the nearest 1%.

   PERCENTAGE OF INITIAL CLASS [A-1] CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

      DATES          SCENARIO 1    SCENARIO 2    SCENARIO 3    SCENARIO 4    SCENARIO 5   SCENARIO 6    SCENARIO 7
      -----          ----------    ----------    ----------    ----------    ----------   ----------    ----------

Weighted Average
  Life (years):(1)

Weighted Average
  Life (years):(2)

(1)      To Maturity

(2)      To 10% Call

         The weighted average life of each indicated class of Class[ A] Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing the sum of the initial respective principal balance for the related Class [A] Certificates as of the Closing Date.

   PERCENTAGE OF INITIAL CLASS [A-2] CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

      DATES          SCENARIO 1    SCENARIO 2    SCENARIO 3    SCENARIO 4    SCENARIO 5   SCENARIO 6    SCENARIO 7
      -----          ----------    ----------    ----------    ----------    ----------   ----------    ----------

Weighted Average
  Life (years):(1)

Weighted Average
  Life (years):(2)


(1)      To Maturity

(2)      To 10% Call

         The weighted average life of each indicated class of Class [A] Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing the sum of the initial respective principal balance for the related Class [A] Certificates as of the Closing Date.


PAYMENT LAG FEATURE OF THE CLASS [A] FIXED RATE GROUP CERTIFICATES

         Pursuant to the Pooling and Servicing Agreement, interest on the Class [A] Fixed Rate Group Certificates generally accrues during the calendar month immediately preceding the month in which the related Payment Date occurs. Payment Dates occur on the 25th day of each month (or, if such day is not a business day, on the next business day). Thus, the effective yield to the Owners of the Class [A] Fixed Rate Group Certificates will be below that otherwise produced by the related Pass-Through Rate.


                                 USE OF PROCEEDS

         The Sponsor will cause the Trust to acquire the Mortgage Loans (other than the Subsequent Mortgage Loans) concurrently with the sale of the Class [A] Certificates. The Pre-Funding Account and the Capitalized Interest Account will be funded from a portion of the proceeds of the sale of the Class [A] Certificates and the net proceeds will be paid to the Originators in consideration of the sale of the Mortgage Loans. Proceeds from the sale of the Class [A] Certificates will be determined as a result of the pricing of the Class [A] Certificates through the offering described in this Prospectus Supplement. The net proceeds to be received from the sale of the Mortgage Loans will be added to the Affiliated Originators' general funds and will be available for general corporate purposes, including the repayment of debt, including "warehouse" debt secured by the Mortgage Loans (prior to their sale to the Trust) and the origination and purchase of new mortgage loans. One or more of the Underwriters (or their respective affiliates) may have acted as a "warehouse lender" to the Sponsor or one or more of its affiliates and may receive a portion of such proceeds as a repayment of such "warehouse" debt.


                       THE SPONSOR AND THE MASTER SERVICER

         The Sponsor, Advanta Conduit Receivables, Inc., is a subsidiary of Advanta Mortgage Corp. USA, the Master Servicer, and is an indirect subsidiary of Advanta Corp., a Delaware corporation ("Advanta Parent"), a publicly-traded company with its principal executive offices located in Spring House, Pennsylvania with assets as of [____________, ____] in excess of [$__________]. Advanta Parent, through its subsidiaries (including the Master Servicer) has managed assets (including the Mortgage Loans) in excess of [______] as of [___________, ____]. See "The Sponsor and the Transferor" in the Prospectus.

         As of [___________, ____], the Master Servicer and its subsidiaries were servicing approximately [___________] Mortgage Loans in the Owned and Managed Servicing Portfolio representing an aggregate outstanding principal balance of approximately [$________], and approximately [____________] mortgage loans in the Third-Party Servicing Portfolio representing an aggregate outstanding principal balance of approximately [$____________]. See "The Master Servicer" in the Prospectus.

         As of [______________, ____], the Sponsor or its affiliates have issued, all serviced by the Master Servicer, [__] series of mortgage pass-through securities with an original principal balance of approximately [$___________].

         [The Master Servicer understands the implications of the Year 2000 Issue with respect to internal operations as well as external interactions with other third-party business entities. The Master Servicer is currently evaluating the impact of the Year 2000 Issue, and is implementing project plans to modify existing computer programs or conversions to new programs, to the extent necessary, to address the Year 2000 Issue. The Master Servicer's review includes all systems, applications and vendor lists. See "Risk Factors--Year 2000 Issue" herein.]

         The Master Servicer may resign or be removed, only in accordance with the terms of the Pooling and Servicing Agreement. No removal or resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance therewith. See "The Pooling and Servicing Agreement--Removal and Resignation of the Master Servicer" in the Prospectus.

         The Master Servicer has the right, but not the obligation, to purchase from the Trust any Mortgage Loan which is in default or is "in imminent danger of being in" default.

         The Master Servicer may not assign its obligations under the Pooling and Servicing Agreement, in whole or in part, unless it shall have first obtained the written consent of the Trustee and the Certificate Insurer, which consent is required not to be unreasonably withheld; provided, however, that any assignee must meet the eligibility requirements for a successor servicer set forth in the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement--Removal and Resignation of the Master Servicer" in the Prospectus.

         The Master Servicer may enter into agreements with qualified sub-servicers ("Sub-Servicing Agreements") with respect to the servicing of all or any portion of the Mortgage Loans. The Pooling and Servicing Agreement provides that affiliates of the Master Servicer which are qualified to service mortgage loans are qualified sub-servicers. No Sub-Servicing Agreements discharge the Master Servicer from its servicing obligations. See "Mortgage Loan Program--Sub-Servicers" in the Prospectus.

         Upon removal or resignation of the Master Servicer, the Trustee may solicit bids for a successor servicer and, pending the appointment of a successor Master Servicer as a result of soliciting such bids, will be required to serve as Master Servicer. If the Trustee is unable to obtain a qualifying bid and is prevented by law from acting as Master Servicer, the Trustee will be required to appoint, or petition a court of competent jurisdiction to appoint, an eligible successor. Any successor is required to be a housing and home finance institution, bank or mortgage servicing institution which is acceptable to the Trustee and the Certificate Insurer (or if a Certificate Insurer default has occurred and is continuing, 51% of the Owners of the Class [A] Certificates) and shall assume all or any part of the responsibilities, duties or liabilities of the Master Servicer.

         The Class [A] Certificates will not represent an interest in or obligation of, nor are the Mortgage Loans guaranteed by, the Sponsor, the Master Servicer, Advanta Parent, the Trustee or any of their respective affiliates, nor will they be insured or guaranteed by the Federal Deposit Insurance Corporation (the "FDIC") or any other governmental agency or instrumentality.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Class [A] Certificates will be issued by the Trust pursuant to a Pooling and Servicing Agreement, dated as of [____________, ____] (the "Pooling and Servicing Agreement") among the Sponsor, the Master Servicer and the Trustee. The Trust will also issue one or more classes of subordinate certificates which are not being offered hereby (the "Subordinate
Certificates"). The Subordinate Certificates will be retained initially by the Sponsor or its affiliates.

         Distributions on the Class [A] Certificates are required to be made on the twenty-fifth day of each calendar month, or if such day is not a business day, the next succeeding business day (each, a "Payment Date") commencing on [_________, ____] to the Owners of record. The "Owners of record" are the Owners of the Class [A] Certificates as of the last day of the prior calendar month (in the case of the Class [A] Fixed Rate Group Certificates) or as of the business day immediately preceding the Payment Date (in the case of the Class [A-2] Certificates (each such day being a "Record Date"). Distributions will be made in amounts equal to the product of (a) such Owner's Percentage Interest and (b) the amount distributed with respect to such Owner's class of Class [A] Certificates on such Payment Date.

         Persons in whose name a Class [A] Certificate is registered in the Register maintained by the Trustee are the "Owners" of the Class [A] Certificates. For so long as the Class [A] Certificates are in book-entry form with DTC, the only "Owner" of the Class [A] Certificates, as the term "Owner" is used in the Pooling and Servicing Agreement, will be Cede. No person acquiring a beneficial interest in a Class [A] Certificate (a "Beneficial Owner") will be entitled to receive a definitive certificate representing such person's interest in the Trust, except in the event that Physical Certificates are issued under limited circumstances set forth in the Pooling and Servicing Agreement. All references herein to the Owners of Class [A] Certificates shall mean and include the rights of Beneficial Owners, as such rights may be exercised through DTC and its participating organizations, except as otherwise specified in the Pooling and Servicing Agreement. See "Description of the Securities--Form of Securities" in the Prospectus.

         Each class of Class [A] Certificates will evidence the right to receive on each Payment Date the Class [A] Distribution Amount for such class of Class [A] Certificates, in each case until the related principal balance has been reduced to zero. The Owners of the Subordinate Certificates will be entitled to receive distributions of residual cashflow not required to be applied to other purposes, as set forth in the Pooling and Servicing Agreement.

PRE-FUNDING ACCOUNT FEATURE

         On the Closing Date, up to approximately [$___________] (the "Original Fixed Rate Group Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") in the name of the Trustee from the proceeds of the sale of the Class [A] Fixed Rate Group Certificates. Similarly, on the Closing Date, up to approximately [$____________] (the "Original ARM Group Pre-Funded Amount", together with the Original Fixed Rate Group Pre-Funded Amount, the "Original Pre-Funded Amount") will be deposited into the Pre-Funding Account from the proceeds of the sale of the Class [A-2] Certificates. During the Pre-Funding Period, the Sponsor may deliver Subsequent Mortgage Loans to the Trustee for assignment to either the Fixed Rate Group or the ARM Group in exchange for a corresponding release of money from the related Pre-Funding Account. Each of the Subsequent Mortgage Loans must meet the criteria set forth in the Pooling and Servicing Agreement and must be reasonably acceptable to the Certificate Insurer. The Sponsor expects that the Original Pre-Funded Amount for each Mortgage Loan Group will be reduced to less than $100,000 by the end of the Pre-Funding Period. Any amount remaining in the Pre-Funding Account not used to purchase additional fixed rate mortgage loans on the Payment Date immediately following the end of the Pre-Funding Period will be used to redeem the Class [A] Fixed Rate Group Certificates on a sequential basis, and any amount remaining in the Pre-Funding Account on the Payment Date immediately following the end of the Pre-Funding Period not used to purchase additional adjustable rate mortgage loans will be used to redeem the Class [A-2] Certificates.

CAPITALIZED INTEREST ACCOUNT

         On the Closing Date, the Trustee will be required to deposit a portion of the sale proceeds of the Class [A] Fixed Rate Group Certificates and the Class [A-2] Certificates in an account (the "Capitalized Interest Account") to be used, as necessary, by the Trustee during the Pre-Funding Period to make up for any shortfalls that may arise in the event that interest collected on the underlying mortgage loans is insufficient to pay all of the interest due on the Class [A] Fixed Rate Group Certificates and the Class [A-2] Certificates and certain expenses during such period. Any amounts remaining in the Capitalized Interest Account on the Payment Date immediately following the end of the Pre-Funding Period which were not used for such purposes are required to be paid directly to the Owners of the Subordinate Certificates on such Payment Date.

REMITTANCE DATES

         The Pooling and Servicing Agreement will require that the Trustee create and maintain an account (the "Certificate Account"). See "Description of the Securities--Payments on Mortgage Loans; Deposits to Distribution Account" in the Prospectus.

         On the eighteenth day of each month (or, if such day is not a business day, the immediately succeeding business day) (each such day being a "Remittance Date") the Master Servicer is required to withdraw from the Principal and Interest Account and remit to the Trustee, for deposit in the Certificate Account, the Monthly Remittance Amount. The "Monthly Remittance Amount" is the sum of the principal collected by the Master Servicer and interest accrued in respect of the Mortgage Loans during the period beginning on the first day of the calendar month immediately preceding the month in which the related Remittance Date occurs and ending on the last day of such month (the "Remittance Period") plus any related Loan Purchase Prices, Substitution Amounts (as such terms are defined in the Prospectus), Delinquency Advances and Compensating Interest (as such terms are defined herein), less the sum of certain amounts the Master Servicer is permitted to withdraw from the Principal and Interest Account.

PASS-THROUGH RATES

         The "Pass-Through Rates" applicable to the Class [A] Certificates for any Payment Date are as follows:

         Class [A-1] Pass-Through Rate:  [____%] per annum.

         Class [A-2] Pass-Through Rate: The lesser of (i)(a) with respect to any Payment Date which occurs on or prior to the Step-Up Payment Date, the London interbank offering rate for one-month United States dollar deposits ("LIBOR") (calculated as described below under "Calculation of LIBOR") plus [____%] per annum or (b) with respect to any Payment Date thereafter, LIBOR plus [_____%] per annum (the rate described in this clause (i) being the "Class [A-2] Formula Pass-Through Rate") and (ii) the ARM Group Available Funds Cap Rate for such Payment Date.

         The excess, if any, of (x) the interest due on the Class [A-2] Certificates on any Payment Date calculated at the Class [A-2] Formula Pass-Through Rate over (y) the interest due on the Class [A-2] Certificates calculated at the ARM Group Available Funds Cap Rate applicable to such Payment Date is the "Supplemental Interest Amount" for the Class [A-2] Certificates for such Payment Date.

         If, on any Payment Date, there is a Supplemental Interest Amount due with respect to the Class [A-2] Certificates, the Owners of the Subordinate Certificates have agreed to pay such amount from the sources of funds specified in the Pooling and Servicing Agreement, including amounts which would otherwise be distributed to such owners by the Trust on such Payment Date. If the full amount of any Supplemental Interest Amount is not paid on any Payment Date, then the unpaid amount will accrue interest at the Class [A-2] Formula Pass-Through Rate until such amount is paid. If any of the Master Servicer, the Owners of a majority of Percentage Interests (the "Majority Owners") of one of the classes of the Subordinate Certificates then outstanding, acting directly or through one or more affiliates, or the Certificate Insurer, in accordance with the terms of the Pooling and Servicing Agreement, exercises its right to an optional termination of the Trust (an "Optional Termination"), the Supplemental Interest Amounts then owing with respect to the Class [A-2] Certificates might not be paid in full.

         The Certificate Insurer does not guarantee the payment of, nor do the ratings assigned to the Class [A-2] Certificates address the likelihood of the payment of any Supplemental Interest Amount.

         The Pooling and Servicing Agreement defines the "Fixed Rate Group Available Funds Cap Rate," as of any Payment Date, to be an amount, expressed as a per annum rate, equal to (a)(i) the aggregate amount of interest accrued and collected (or advanced) on all of the Mortgage Loans in the Fixed Rate Group for the related Remittance Period minus (ii) the aggregate amount of the Servicing Fee, the Trustee's Fee and the premiums due to the Certificate Insurer, in each case relating to the Fixed Rate Group, on such Payment Date, divided by (b) the aggregate principal balance of the Mortgage Loans in the Fixed Rate Group as of the beginning of the related Remittance Period, calculated on the basis of a 360-day year consisting of 12 months of 30 days each.

         The Pooling and Servicing Agreement defines the "ARM Group Available Funds Cap Rate," as of any Payment Date, to be an amount, expressed as a per annum rate, equal to the (a)(i) the aggregate amount of interest accrued and collected (or advanced) on all of the Mortgage

Loans in ARM Group for the related Remittance Period minus (ii) the aggregate of the Servicing Fee and the Trustee's Fee and the premiums due to the Certificate Insurer, in each case relating to ARM Group, on such Payment Date and minus
(iii) commencing on the seventh Payment Date following the Closing Date, an amount equal to 0.50 % per annum times the aggregate principal balance of the Mortgage Loans in ARM Group as of the beginning of such related Remittance Period, divided by (b) the aggregate principal balance of the Mortgage Loans in ARM Group as of the beginning of the related Remittance Period, calculated on the basis of a 360-day year and the actual number of days elapsed.

         The "Step-Up Payment Date" is the Payment Date following the calendar month in which the Clean-up Call Date occurs.

DISTRIBUTIONS OF INTEREST

         For each Payment Date, the interest due with respect to the Class [A] Fixed Rate Group Certificates will be the interest which has accrued thereon at the related Pass-Through Rate during the immediately preceding calendar month, and the interest due with respect to the Class [A-2] Certificates will be the interest which has accrued thereon at the Class [A-2] Pass-Through Rate from the preceding Payment Date (or from the Closing Date in the case of the first Payment Date) to and including the day prior to the current Payment Date, (each such amount being the "Current Interest Amount" for the related class of Class [A] Certificates). Each period referred to in the prior sentence relating to the accrual of interest is the "Accrual Period" for the related class of Class [A] Certificates.

         With respect to a Payment Date, any unpaid interest shortfalls relating to a class of Class [A] Certificates from prior Accrual Periods is the "Class [A] Interest Carry Forward Amount."

         The Pooling and Servicing Agreement defines the "Class [A] Interest Distribution Amount" for each class of Class [A] Certificates with respect to each Payment Date as being the Current Interest Amount with respect to such class of Class [A] Certificates, together with any Interest Carry Forward Amount with respect to such class. The Class [A] Interest Distribution Amount for the Class [A-2] Certificates does not include the amount, if any, of the related Supplemental Interest Amount.

         The Class [A] Interest Distribution Amount with respect to the Class [A] Fixed Rate Group Certificates is sometimes referred to as the "Fixed Rate Group Interest Distribution Amount"; the Class [A] Interest Distribution Amount with respect to the Class [A-2] Certificates is sometimes referred to as the "ARM Group Interest Distribution Amount;" and each of the Fixed Rate Group Interest Distribution Amount, or the ARM Group Interest Distribution Amount is sometimes referred to as the related "Group Interest Distribution Amount."

         All calculations of interest on the Class [A] Fixed Rate Group Certificates will be made on the basis of a 360-day year consisting of 12 months of 30 days each; all calculations of interest on the Class [A-2] Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period, divided by 360.

DISTRIBUTION OF PRINCIPAL

         The Owners of the Class [A] Certificates relating to a Mortgage Loan Group will be entitled to receive certain monthly distributions of principal on each Payment Date which generally reflect collections of principal during the prior Remittance Period on the underlying Mortgage Loans.

         The overcollateralization provisions of the Trust result in a limited acceleration of principal payments to the Owners of each class of Class [A] Certificates. Such overcollateralization provisions are more fully described under "Credit Enhancement--Overcollateralization Provisions" and "Credit Enhancement--Cross-collateralization Provisions." Such overcollateralization provisions also have an effect on the weighted average lives of the Class [A] Certificates; see "Prepayment and Yield Considerations." In addition, the following discussion makes use of a number of defined terms which are defined under "Credit Enhancement--Overcollateralization Provisions" and "Credit Enhancement--Cross-collateralization Provisions."

         The Pooling and Servicing Agreement defines the "Class [A] Principal Distribution Amount" for each Mortgage Loan Group (such amount with respect to the Fixed Rate Group, the "Fixed Rate Group Class [A] Principal Distribution Amount"; such amount with respect to the ARM Group, the "ARM Group Class [A] Principal Distribution Amount"); with respect to each Payment Date as being the lesser of:

         (a) the Group Available Funds for the related Mortgage Loan Group, plus any related Insured Payment and minus the related Group Interest Distribution Amount, and

         (b)      (i)      the sum, without duplication of:

                  (A) the principal actually collected by the Master Servicer with respect to the Mortgage Loans in the related Mortgage Loan Group during the related Remittance Period;

                  (B) the Principal Balance of each Mortgage Loan in the related Mortgage Loan Group that either was repurchased by the Sponsor or an Originator or purchased by the Master Servicer or any Sub-Servicer on the related Remittance Date, to the extent such Principal Amount is actually received by the Trustee;

                  (C) any Substitution Amounts delivered by the Sponsor or an Originator on the related Remittance Date in connection with a substitution of a Mortgage Loan in the related Mortgage Loan Group, to the extent such Substitution Amounts are actually received by the Trustee;

                  (D) all Net Liquidation Proceeds (as defined in the Prospectus) actually collected by the Master Servicer with respect to the Mortgage Loans in the related Mortgage Loan Group during the related Remittance Period (to the extent such Net Liquidation Proceeds relate to principal);

                  (E) the amount of any Overcollateralization Deficit (as defined herein) with respect to the related Mortgage Loan Group for such Payment Date;

                  (F) the proceeds received by the Trustee from any termination of the Trust (to the extent such proceeds relate to principal);

                  (G) any unused moneys in the Pre-Funding Account relating to such Mortgage Loan Group at the end of the Pre-Funding Period;

                  (H) the amount of any Overcollateralization Increase Amount with respect to the related Mortgage Loan Group for such Payment Date to the extent of any Net Monthly Excess Cashflow available for such purpose;

                  minus

                  (ii) the amount of any Overcollateralization Reduction Amount with respect to the related Mortgage Loan Group for such Payment Date.

         In no event will the Class [A] Principal Distribution Amount for any class of Class [A] Certificates on any Payment Date (x) be less than zero or (y) be greater than the then-outstanding principal balance of the related class of Class [A] Certificates.

         The Fixed Rate Group Class [A] Principal Distribution Amount is required to be distributed on each Payment Date in the following order of priority:

         (i) first, to the Class [A-1] Certificates, in the amounts necessary to reduce their principal balances to zero;

         Notwithstanding the foregoing, if on any Payment Date a Certificate Insurer default has occurred and an Overcollateralization Default exists with respect to the Fixed Rate Group, the Fixed Rate Group Class [A] Principal Distribution Amount will be distributed pro rata to the owners of the Class [A] Fixed Rate Group Certificates.

         The ARM Group Class [A] Principal Distribution Amount is required to be distributed on each Payment Date to the Owners of the Class [A-2] Certificates, until the Class [A-2] Certificate principal balance has been reduced to zero.

         With respect to the Class [A] Fixed Rate Group Certificates and any Payment Date, the sum of the Fixed Rate Group Interest Distribution Amount and the amount of the Fixed Rate Group Overcollateralization Deficit, if any, is the "Fixed Rate Group Insured Distribution Amount." With respect to the Class [A-2] Certificates and any Payment Date, the sum of the ARM Group Interest Distribution Amount and the ARM Group Overcollateralization Deficit, if any, is the "ARM Group Insured Distribution Amount." The Fixed Rate Group Insured Distribution Amount and the ARM Group Insured Distribution Amount are sometimes referred to as the related "Insured Distribution Amount".

         The actual amount distributed with respect to each class of Class [A] Certificates on any Payment Date is the "Class [A] Distribution Amount" for such class and Payment Date.

         The Certificate Insurance Policy does not require that the Certificate Insurer fund Realized Losses until such time as such aggregate, cumulative Realized Losses have created a an Overcollateralization Deficit with respect to the related Mortgage Loan Group, nor does the Certificate Insurance Policy cover the Master Servicer's failure to make Delinquency Advances until such time as the aggregate, cumulative amount of such unpaid Delinquency Advances, when added to Realized Losses, have created an Overcollateralization Deficit with respect to the related Mortgage Loan Group.

         An "Overcollateralization Deficit" with respect to a Mortgage Loan Group and Payment Date is the amount, if any, by which (x) the aggregate principal balance of the Class [A] Certificate issued with respect to a Mortgage Loan Group, after taking into account all distributions to be made on such Payment Date (except for any payment to be made as to principal from the proceeds of the Certificate Insurance Policy), exceeds
(y) the aggregate principal balance of the Mortgage Loans in the related Mortgage Loan Group as of the close of business on the last day of the preceding Remittance Period, plus any amounts held by the Trustee in the related Pre-Funding Account.

BOOK ENTRY REGISTRATION OF THE CLASS [A] CERTIFICATES

         The Class [A] Certificates will be book-entry certificates (the "Book-Entry Certificates"). The Beneficial Owners may elect to hold their Class [A] Certificates through DTC in the United States, or Cedelbank or Euroclear in Europe if they are participants of such systems ("Participants"), or indirectly through organizations which are Participants in such systems. The Book-Entry Certificates will be issued in one or more certificates per class of Class [A] Certificates which in the aggregate equal the principal balance of such Class [A] Certificates and will initially be registered in the name of "Cede & Co.", the nominee of DTC. Cedelbank and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedelbank and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing principal amounts of $1,000 and in integral multiples in excess thereof. Except as described below, no Beneficial Owner will be entitled to receive a Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only "Owner" of such Class [A] Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Owners as that term is used in the Pooling and Servicing Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's Ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of Cedelbank or Euroclear, as appropriate).

         Beneficial Owners will receive all distributions of principal of, and interest on, the Class [A] Certificates from the Trustee through DTC and DTC Participants. While such Class [A] Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to such Class [A] Certificates and is required to receive and transmit distributions of principal of, and interest on, such Class [A] Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Class [A] Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

         Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Class [A] Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Class [A] Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer such Class [A] Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Class [A] Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of such Class [A] Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

         Because of time zone differences, credits of securities received in Cedelbank or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedelbank Participants on such business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlements in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences--Foreign Investors" and "--Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to the Prospectus.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedelbank Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedelbank Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants ("DTC Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

         Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participant organizations ("Cedelbank Participants") and facilitates the clearance and settlement of securities transactions between Cedelbank Participants through electronic book-entry changes in accounts of Cedelbank Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides to its Cedelbank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Payment Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Class [A] Certificates held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates, to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust provided by the Trustee to Cede, as nominee of DTC, may be made available to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the owners of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Cedelbank or the Euroclear Operator, as the case may be, will take any action permitted to be taken by an Owner under the Pooling and Servicing Agreement on behalf of a Cedelbank Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Class [A] Certificates which conflict with actions taken with respect to other Class [A] Certificates.

         Definitive Certificates will be issued to Beneficial Owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Sponsor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book-Entry Certificates and the Sponsor or the Trustee is unable to locate a qualified successor, (b) the Sponsor, at its sole option, elects to terminate a book-entry system through DTC or (c) DTC, at the direction of the Beneficial Owners representing a majority of the outstanding Percentage Interests of the Class [A] Certificates, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, at the Sponsor's expense and thereafter the Trustee will recognize the owners of such Definitive Certificates as Owners under the Pooling and Servicing Agreement.

         Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among Participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         Neither the Sponsor, the Master Servicer, the Certificate Insurer nor the Trustee will have any liability for any actions taken by DTC or its nominee, Euroclear, or Cedelbank, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Class [A] Certificates held by Euroclear, Cedelbank or Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

OPTIONAL REDEMPTION

         Each of the Master Servicer and the Majority Owners of one of the classes of the Subordinate Certificates then outstanding, acting directly or through one or more affiliates, will have the right to purchase from the Trust all the Mortgage Loans then held by the Trust at a price at least equal to the sum of the aggregate principal balance of the Class [A] Certificates then outstanding plus accrued interest, together with any amount owed to the Certificate Insurer and certain other amounts, on any Payment Date after the Remittance Period during which the outstanding aggregate principal balance of the Mortgage Loans in the Trust (calculated as of the date the Trust acquired the related Mortgage Loan) had declined to 10% or less of the aggregate principal balance of all of the Mortgage Loans acquired by the Trust prior to the end of the Pre-Funding Period (the "Clean-up Call"). Any such purchase will result in the redemption of the Class [A] Certificates. The first such Payment Date on which such option may be exercised is the "Clean-up Call Date". The Clean-up Call applies to the Trust as a whole, and not to either Mortgage Loan Group individually. In the event that either the Master Servicer or the Majority Owners of one of the classes of the Subordinate Certificates do not exercise such option, the Certificate Insurer shall be entitled to do so in accordance with the Pooling and Servicing Agreement.

MANDATORY REDEMPTION

         Class [A] Fixed Rate Group Certificates. The Original Fixed Rate Group Pre-Funded Amount of approximately [$___________] may be used to acquire fixed rate Subsequent Mortgage Loans for the Fixed Rate Group. In the event that, by the end of the Pre-Funding Period, not all of the Original Fixed Rate Group Pre-Funded Amount has been used to acquire such fixed rate Subsequent Mortgage Loans, then the Class [A] Fixed Rate Group Certificates will be prepaid in part on the Payment Date immediately following the end of the Pre-Funding Period in accordance with the sequential payment priorities described herein, from and to the extent of such remaining funds.

         ARM Group. The Original ARM Group Pre-Funded Amount of approximately [$____________] may be used to acquire adjustable rate Subsequent Mortgage Loans for the ARM Group. In the event that, by the end of the Pre-Funding Period, not all of the Original ARM Group Pre-Funded Amount has been used to acquire such adjustable rate Subsequent Mortgage Loans, then the Class [A-2] Certificates will be prepaid in part on the Payment Date immediately following the Pre-Funding Period from and to the extent of such remaining funds.

CALCULATION OF LIBOR

         On the second business day preceding each Payment Date or, in the case of the first Payment Date, on the second business day preceding the Closing Date (each such date, an "Interest Determination Date"), the Trustee will determine the London interbank offered rate for one-month U.S. dollar deposits ("LIBOR") for the next Accrual Period for the Class [A-2] Certificates on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on the Telerate Screen 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "Reference Banks" means leading banks selected as the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Screen 3750 on the related Interest Determination Date, (iii) which have been designated as such by the Trustee and
(iv) which are not controlling, controlled by, or under common control with, the Sponsor.

         On each Interest Determination Date, LIBOR for the related Accrual Period for the Class [A-2] Certificates will be established by the Trustee as follows:

         (a) If on such Interest Determination Date two or more Reference Banks provides such offered quotations, LIBOR for the related Accrual Period for the Class [A-2] Certificates shall be the arithmetic mean of such offered quotations (rounded to the nearest whole multiple of 1/16%).

         (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period for the Class [A-2] Certificates shall be the higher of (x) LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Trustee can determine no such arithmetic mean, (ii) the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

         The establishment of LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class [A-2] Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Trustee at 1-800-735-7777.

CERTAIN ACTIVITIES

         The Trust has not and will not: (i) issue securities (except for the Certificates); (ii) borrow money; (iii) make loans; (iv) invest in securities for the purpose of exercising control; (v) underwrite securities; (vi) except as provided in the Pooling and Servicing Agreement, engage in the purchase and sale (or turnover) of investments; (vii) offer securities in exchange for property (except Certificates for the Mortgage Loans); or (viii) repurchase or otherwise reacquire its securities, except as provided in the Pooling and Servicing Agreement. See "Description of the Securities--Reports To The Securityholders" in the Prospectus for information regarding reports to the Owners.


                               CREDIT ENHANCEMENT

OVERCOLLATERALIZATION PROVISIONS

         Overcollateralization Resulting from Cash Flow Structure. The Pooling and Servicing Agreement requires that, on each Payment Date, certain excess cash flows with respect to a Mortgage Loan Group, consisting of the difference between (i) the difference between (x) the interest which is collected on the Mortgage Loans in such Mortgage Loan Group during the prior Remittance Period (net of the Servicing Fee) plus any Delinquency Advances and Compensating Interest and (y) the sum of (I) the interest which accrues on the related Class [A] Certificates during the related Accrual Period and (II) the premiums due to the Certificate Insurer with respect to the related Certificate Insurance Policy, and the Trustee's Fee (such difference, the "Total Monthly Excess Spread" with respect to the related Mortgage Loan Group), and (ii) any portion of the Total Monthly Excess Spread which is used to cover any shortfalls in Group Available Funds (provided, that this does not apply to any shortfall attributed to any Supplemental Interest Amount) on such Payment Date in the related Mortgage Loan Group, or in the other Mortgage Loan Group, or used to reimburse the Certificate Insurer on account of prior Insured Payments (such excess cash flows with respect to a Mortgage Loan Group being the "Net Monthly Excess Spread" with respect to such Mortgage Loan Group), be applied on such Payment Date as an accelerated payment of principal on the related Class [A] Certificates, but only to the limited extent hereafter described.

         This accelerated payment of principal has the effect of accelerating the amortization of the Class [A] Certificates relative to the amortization of the Mortgage Loans in the related Mortgage Loan Group. To the extent that any Net Monthly Excess Spread is not so used, the Pooling and Servicing Agreement provides that it will be used to reimburse the Master Servicer with respect to any amounts owing to it, or otherwise applied as directed by the Owners of the Subordinate Certificates.

         With respect to any Mortgage Loan Group and Payment Date, the difference, if any, between (x) the aggregate principal balances of the Mortgage Loans in such Mortgage Loan Group as of the close of business on the last day of the preceding Remittance Period and (y) the aggregate principal balance of the Class [A] Certificates issued in respect of the related Group as of such Payment Date (and following the making of all distributions on such Payment Date) is the "Overcollateralization Amount" with respect to such Mortgage Loan Group as of such Payment Date. Pursuant to the Pooling and Servicing Agreement, each Mortgage Loan Group's Net Monthly Excess Spread will be applied as an accelerated payment of principal on the related class or classes of Class [A] Certificates until the related Overcollateralization Amount has increased to the level required with respect to the related Mortgage Loan Group. Any amount of Net Monthly

Excess Spread actually applied as an accelerated payment of principal is a "Overcollateralization Increase Amount." The required level of the Overcollateralization Amount with respect to a Mortgage Loan Group and Payment Date is the "Specified Overcollateralization Amount" with respect to such Mortgage Loan Group and Payment Date. The Specified Overcollateralization Amount may, over time, decrease, or increase, subject to certain floors, caps and triggers.

         To the extent that any Mortgage Loan Group's Net Monthly Excess Spread is not required to be applied to the payment of an Overcollateralization Increase Amount on the Class [A] Certificates relating to such Mortgage Loan Group because the Overcollateralization Amount with respect to such Mortgage Loan Group is equal to or greater than the then Specified Overcollateralization Amount with respect to such Mortgage Loan Group, such Net Monthly Excess Spread (together with the amount of any Overcollateralization Reduction Amount, as described in the next paragraph) is permitted to be applied to the payment of Overcollateralization Increase Amounts on the class or classes of Class [A] Certificates relating to the other Mortgage Loan Group, to the extent necessary to increase the Overcollateralization Amount with respect to such Mortgage Loan Group to the level of its respective Specified Overcollateralization Amount.

         In the event that the required level of the Specified Overcollateralization Amount with respect to a Mortgage Loan Group is permitted to decrease or "step down" on a Payment Date in the future, the Pooling and Servicing Agreement provides that a portion of the principal which would otherwise be distributed to the Owners of the class or classes of Class [A] Certificates on such Payment Date shall be distributed to, or otherwise applied as directed by, the Owners of the Subordinate Certificates on such Payment Date. This has the effect of decelerating the amortization of the Class [A] Certificates relative to the amortization of the Mortgage Loans in the related Mortgage Loan Group, and of reducing the related Overcollateralization Amount. With respect to any Mortgage Loan Group and Payment Date, the excess, if any, of
(x) the Overcollateralization Amount that would apply to the related Mortgage Loan Group on such Payment Date after taking into account all distributions to be made on such Payment Date (except for any distributions of related Overcollateralization Reduction Amounts as described in this sentence) over (y) the related Specified Overcollateralization Amount is the "Excess Overcollateralization Amount" with respect to such Mortgage Loan Group and Payment Date. If, on any Payment Date, the Excess Overcollateralization Amount is, or, after taking into account all other distributions to be made on such Payment Date would be, greater than zero (i.e., the Overcollateralization Amount is or would be greater than the related Specified Overcollateralization Amount), then any amounts relating to principal which would otherwise be distributed to the Owners of the related class or classes of Class [A] Certificates on such Payment Date shall instead be used to reimburse the Master Servicer for certain amounts owing to it, or otherwise applied as directed by, the Owners of the Subordinate Certificates (subject to certain other prior applications as described below under "--Cross-collateralization Provisions") in an amount equal to the lesser of (x) the Excess Overcollateralization Amount and (y) the amount available for distribution on account of principal with respect to the related Class [A] Certificates on such Payment Date; such amount being the "Overcollateralization Reduction Amount" with respect to the related Mortgage Loan Group for such Payment Date. As a technical matter regarding the cash flow structure of the Trust, Overcollateralization Reduction Amounts may result even prior to the occurrence of any decrease or "step-down" in the related Specified Overcollateralization Amount. This is because the Owners of the related Class [A] Certificates will generally be entitled to receive 100% of collected principal, even though the related principal balance will, following the accelerated amortization resulting from the application of the Net Monthly Excess Spread, represent less than 100% of the related Mortgage Loan Group's aggregate principal balance. In the absence of the provisions relating to Overcollateralization Reduction Amounts, the foregoing may otherwise increase the Overcollateralization Amounts above their Specified Overcollateralization Amount requirements even without the further application of any Net Monthly Excess Spread.

         The Pooling and Servicing Agreement provides that, on any Payment Date, all amounts collected on account of principal (other than any such amount applied to the payment of a Overcollateralization Reduction Amount) with respect to a Mortgage Loan Group during the prior Remittance Period will be distributed to the Owners of the related class of Class [A] Certificates on such Payment Date. If any Mortgage Loan became a Liquidated Mortgage Loan during such prior Remittance Period, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the principal balance of the related Mortgage Loan; the amount of any such insufficiency is a "Realized Loss." A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the Master Servicer has determined that all amounts that it expects to recover on such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment). In addition, the Pooling and Servicing Agreement provides that the principal balance of any Mortgage Loan which becomes a Liquidated Mortgage Loan shall thenceforth equal zero. The Pooling and Servicing Agreement does not contain any rule which requires that the amount of any Realized Loss be distributed to the Owners of the related Class [A] Certificates on the Payment Date which immediately follows the event of loss, i.e., the Pooling and Servicing Agreement does not require the current recovery of losses. However, the occurrence of a Realized Loss will reduce the Overcollateralization Amount with respect to the related Mortgage Loan Group, which, to the extent that such reduction causes the Overcollateralization Amount to be less than the related Specified Overcollateralization Amount applicable to the related Payment Date, will require the payment of an Overcollateralization Increase Amount on such Payment Date (or, if insufficient funds are available on such Payment Date, or subsequent Payment Dates, until an Overcollateralization Amount equals the related Specified Overcollateralization Amount). The effect of the foregoing is to allocate losses to the Owners of the Subordinate Certificates by reducing, or eliminating entirely, payment of Monthly Excess Spread and of Overcollateralization Reduction Amounts which such Owners would otherwise receive.

         Overcollateralization and the Certificate Insurance Policy. The Pooling and Servicing Agreement requires the Trustee to make a claim for an Insured Payment under the Certificate Insurance Policy not later than the second Business Day prior to any Payment Date as to which the Trustee has determined that an Overcollateralization Deficit will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the Owners of the Class [A] Certificates on such Payment Date. The Certificate Insurance Policy is thus similar to the overcollateralization provisions described above insofar as the Certificate Insurance Policy guarantees ultimate, rather than current, payment of the amounts of any Realized Losses to the Owners of the related Class [A] Certificates. Investors in the Class [A] Certificates should realize that, under extreme loss or delinquency scenarios applicable to the related Mortgage Loan Pool, they may temporarily receive no distributions of principal.

CROSS-COLLATERALIZATION PROVISIONS

         On each Payment Date, an amount equal to the sum of (x) the Total Monthly Excess Spread with respect to each Mortgage Loan Group and Payment Date plus (y) any Overcollateralization Reduction Amount with respect to such Mortgage Loan Group and Payment Date (such amount being the "Total Monthly Excess Cashflow" with respect to such Mortgage Loan Group and Payment Date) with respect to each Mortgage Loan Group will be required to be applied in the following order of priority:

         (i) such amount shall be used to fund any shortfall on such Payment Date with respect to the related Mortgage Loan Group and equal to the difference, if any, between (x) the Insured Distribution Amount for the related Mortgage Loan Group for such Payment Date and (y) the Group Available Funds with respect to the related Mortgage Loan Group for such Payment Date (the amount of such difference being equal to an "Available Funds Shortfall" with respect to the related Mortgage Loan Group);

         (ii)     any remaining amount after the application described in clause
                  (i) above shall be used to fund any Available Funds Shortfall with respect to the other Group for such Payment Date.

         (iii) any portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group remaining after the applications described in clause (i) and (ii) above shall be paid to the Certificate Insurer in respect of amounts owed on account of any Insured Payments theretofore made with respect to the related Mortgage Loan Group (any such amount so owed to the Certificate Insurer and not theretofore paid, together with accrued interest thereon, the "Certificate Insurer Reimbursable Amount" with respect to the related Mortgage Loan Group); and

         (iv) any portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group remaining after the application described in clauses (i), (ii) and (iii) above shall be paid to the Certificate Insurer in respect of any Certificate Insurer Reimbursable Amount with respect to the other Mortgage Loan Group.

         The amount, if any, of the Total Monthly Excess Cashflow with respect to a Mortgage Loan Group on a Payment Date remaining after the applications set forth in clauses (i) though (iv) above is the "Net Monthly Excess Cashflow" with respect to such Mortgage Loan Group for such Payment Date; such Net Monthly Excess Cashflow is required to be applied in the following order of priority on such Payment Date:

         (i) such amount shall be used to fund the payment of any required Overcollateralization Increase Amount with respect to the related Mortgage Loan Group as a portion of the distribution of the Class [A] Principal Distribution Amount on such Payment Date;

         (ii) any portion of the Net Monthly Excess Cashflow remaining after the application described in clause (i) above shall be used to make any required Overcollateralization Increase Amount with respect to the other Mortgage Loan Group;

         (iii) any remaining Net Monthly Excess Cashflow may then be used to reimburse the Master Servicer for certain amounts owing to it; and

         (iv) any remaining Net Monthly Excess Cashflow may be paid to or otherwise applied as directed by the Owners of the Subordinate Certificates.

CREDIT ENHANCEMENT DOES NOT APPLY TO PREPAYMENT RISK OR BASIS RISK

         In general, the protection afforded by the overcollateralization provisions and by the Certificate Insurance Policy is protection for credit risk and not for prepayment risk or basis risk

(the risk that changes in the value of the indices on the Mortgage Loans will not match the changes in the value of the index applicable to calculate the interest on the Certificates). The overcollateralization provisions may not be adjusted, nor may a claim be made under the Certificate Insurance Policy to guarantee or insure that any particular rate of prepayment is experienced by the Trust.

CLASS [A] CERTIFICATE DISTRIBUTIONS AND INSURED PAYMENTS TO THE OWNERS OF THE CLASS [A] CERTIFICATES

         No later than the second Business Day prior to each Payment Date the Trustee will be required to determine the amount for each Mortgage Loan Group (the "Fixed Rate Group Available Funds" with respect to the Class [A] Fixed Rate Group Certificates, the "ARM Group Available Funds" with respect to the Class [A-2] Certificates with each being sometimes referred to as the "Group Available Funds") to be on deposit in the Certificate Account on such Payment Date (after taking into account any amounts transferred as a result of the cross-collateralization mechanics described above, and after deducting the amounts of certain fees and reimbursements). If the Group Insured Distribution Amount for any Payment Date exceeds the related Group Available Funds for such Payment Date, the Trustee will be required to draw the amount of such insufficiency from the Certificate Insurer under the Certificate Insurance Policy. The Pooling and Servicing Agreement provides that amounts which cannot be distributed to the Owners of the Class [A] Certificates as a result of proceedings under the United States Bankruptcy Code or similar insolvency laws will not be considered in determining the amount of Group Available Funds with respect to any Payment Date.

         On each Payment Date, and following the making by the Trustee of all allocations, transfers and deposits heretofore described, from amounts (including any related Insured Payment) then on deposit in the Certificate Account, the Trustee will be required to distribute to the Owners of each class of Class [A] Certificates the Class [A] Distribution Amount with respect to such class for such Payment Date.


                             THE CERTIFICATE INSURER

         The following information has been supplied by [Certificate Issuer] for inclusion in this Prospectus Supplement. No representation is made by the Sponsor, the Master Servicer, the Underwriter or any of their affiliates as to the accuracy or completeness of such information

         The consolidated financial statements of the Certificate Insurer and its subsidiaries as of December 31, [____] and December 31, [____] and for each of the three years in the period ended December 31, 1997, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of [_______] for the year ended December 31, [____] and the consolidated financial statements of the Certificate Insurer and its subsidiaries as of [____________, ____] and for the [____]-month periods ending [__________, ____] and [_____________, ____] included in the Quarterly Report on
Form 10-Q of MBIA Inc. for the period ending [__________, ____], are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

         All financial statements of the Certificate Insurer and its subsidiaries included in documents filed by [_________] pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class [A] Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

         The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):


                                                           SAP
                                          --------------------------------------
                                            [--------]              [---------]
                                          -----------------     ----------------
                                            (Audited)               (Unaudited)
                                                       (In millions)
          Admitted Assets
          Liabilities
          Capital and Surplus


                                                           GAAP
                                          --------------------------------------
                                            [--------]              [---------]
                                          -----------------     ----------------
                                            (Audited)               (Unaudited)
                                                       (In millions)
          Admitted Assets
          Liabilities
          Capital and Surplus

                     -------------------------------------

         Copies of the financial statements of the Certificate Insurer incorporated by reference herein and copies of the Certificate Insurer's [____] year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Certificate Insurer. The address of the Certificate Insurer is [Address]. The telephone number of the Certificate Insurer is[ (___) ___-____].

         The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Certificate Insurance Policy and Certificate Insurer set forth under the headings "THE CERTIFICATE INSURER" and "THE CERTIFICATE INSURANCE POLICY." Additionally, the Certificate Insurer makes no representation regarding the Class [A] Certificates or the advisability of investing in the Class [A] Certificates.

         [Rating Agency] rates the financial strength of the Certificate Insurer "___."

         [Rating Agency] rates the financial strength of the Certificate Insurer "___."

         [Rating Agency] rates the financial strength of the Certificate Insurer "AAA."

         Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold the Class [A] Certificates and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class [A] Certificates. The Certificate Insurer does not guaranty the market price of the Class [A] Certificates nor does it guaranty that the ratings on the Class [A] Certificates will not be revised or withdrawn.

         [An area of potential risk to the Certificate Insurer's financial guarantee business would be the inability of an issuer or its trustee or paying agent to make payments on a Certificate Insurer insured transaction because of their failure to be Year 2000 ready. To mitigate this risk, the Certificate Insurer has been surveying all trustees, all paying agents and selected high volume issuers to determine their state of readiness. While the survey is not complete, the results to date are that all respondents are either ready or planning to be ready by late 1999. If the Certificate Insurer is asked to pay in those situations where the issuer's system fails, it will so do and would expect to recover any such payment in a fairly short time period. It is not possible at this time to evaluate the extent of such payments. The Certificate Insurer believes that it has adequate sources of liquidity to cover these payments.]


                        THE CERTIFICATE INSURANCE POLICY

         The following information has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement.

         The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Insurance Policy (the "Policy"), thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received by [Trustee], or its successor, as trustee for the Owners (the "Trustee"), on behalf of the Owners, from the Certificate Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligations under the Policy with respect to particular Insured Payments shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payment shall be made only at the time set forth in the Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Class [A] Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

         Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust, any REMIC or the Trustee for withholding taxes, if any, (including interest and penalties in respect of any such liability). The Policy does not cover, and Insured Payments do not include, any Civil Relief Act shortfalls or any Supplemental Interest Amounts.

         The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal,
(iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the Class [A] Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment and
(iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Certificate Insurer; provided, that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Class [A] Certificates, to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

         The Certificate Insurer will pay any other amount payable under the Policy no later than 12:00 noon New York City time on the later of the Payment Date on which the related Deficiency Amount is due or the second Business Day following receipt in New York, New York on a Business Day by [Fiscal Agent], as Fiscal Agent for the Certificate Insurer or any successor fiscal agent appointed by the Certificate Insurer (the "Fiscal Agent") of a Notice (as described below); provided, that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Policy it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

         Insured Payments due under the Policy unless otherwise stated therein will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

         The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Policy.

         As used in the Policy, the following terms shall have the following meanings:

         "Agreement" means the Pooling and Servicing Agreement dated as of [___________, ____] among Advanta Mortgage Corp. USA, as Master Servicer, Advanta Conduit Receivables, Inc., as Sponsor, and [Trustee], as Trustee, without regard to any amendment or supplement thereto.

         "Business Day" means any day other than (i) a Saturday or Sunday or
(ii) a day on which the Certificate Insurer is closed or banking institutions in the State of New York, the State of [Trustee's State of Principal Operation] or the city in which the principal corporate trust office of the Trustee under the Agreement is located, are authorized or obligated by law or executive order to be closed.

         "Deficiency Amount" means the excess, if any, of Required Distributions over the Net Available Distribution Amount.

         "Insured Payment" means (i) as of any Payment Date, any Deficiency Amount and (ii) any Preference Amount (without duplication).

         "Net Available Distribution Amount" means, with respect to a Mortgage Loan Group and any Payment Date, the related Group Available Funds for such Payment Date.

         "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by fax substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

         "Owner" means each Owner (as defined in the Agreement) who, on the applicable Payment Date, is entitled under the terms of the applicable Class [A] Certificates, to payment thereunder.

         "Preference Amount" means any amount previously distributed to an Owner on the Class [A] Certificates, that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

         "Required Distributions" means, with respect to a Mortgage Loan Group and (i) any Payment Date occurring prior to the Payment Date in [__________, ____], the Insured Distribution Amount (net of any shortfalls arising due to the application of the Relief Act) with respect to such Mortgage Loan Group and (ii) the Payment Date occurring in [________, ____], the aggregate outstanding principal balance, if any, of the Class [A] Certificates relating to such Mortgage Loan Group (after giving effect to all other payments of principal on the Class [A] Certificates on such Payment Date).

         Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

         Any notice under the Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Certificate Insurer shall specify in writing to the Trustee.

         The notice address of the Fiscal Agent is [Address] Attention:
[_______________] or such other address as the Fiscal Agent shall specify to the Trustee in writing.

         THE POLICY IS BEING ISSUED UNDER AND PURSUANT TO, AND SHALL BE CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

         The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class [A] Certificates.

                       THE POOLING AND SERVICING AGREEMENT

         In addition to the provisions of the Pooling and Servicing Agreement summarized elsewhere in this Prospectus Supplement and the Prospectus, there is set forth below a summary of certain other provisions of the Pooling and Servicing Agreement.

FORMATION OF THE TRUST

         The Trust will be created and established pursuant to the Pooling and Servicing Agreement on the Closing Date. On such date, the Sponsor will cause the Trust to acquire the Mortgage Loans, and the Trust will issue the Class [A] Certificates.

         The property of the Trust shall include all money, instruments and other property to the extent such money, instruments and other property are subject or intended to be held in trust for the benefit of the Owners, and all proceeds thereof, including, without limitation, (i) the Mortgage Loans, (ii) such amounts including principal collections in respect of the related Mortgage Loans received on and after the Initial Cut-Off Date and each Subsequent Cut-Off Date, as well as Eligible Investments, as from time to time may be held by the Trustee in the Certificate Account and the Pre-Funding Account, and by the Master Servicer in the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement), each to be created pursuant to the Pooling and Servicing Agreement, except any premium recapture and interest accrued prior to the Initial Cut-Off Date and each Subsequent Cut-Off Date,
(iii) any Mortgaged Property, the ownership of which has been effected on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust,
(iv) any insurance policies relating to the Mortgage Loans and any rights of the Sponsor or the Affiliated Originators under any mortgage insurance policies (excluding any non-mortgage related or credit life insurance products), (v) Net Liquidation Proceeds with respect to any Liquidated Mortgage Loan, (vi) the amounts on deposit in the Pre-Funding Account and the rights to receive payments under the Certificate Insurance Policy (collectively, the "Trust Estate").

         The Pooling and Servicing Agreement also establishes an account, the "Supplemental Interest Account," which is held in trust by the Trustee, but does not constitute a part of the Trust. The Supplemental Interest Account will hold certain amounts and other property relating to the funding of Supplemental Interest Amounts, if any, with respect to the Class [A-2] Certificate.

         The Trustee will hold the Certificate Insurance Policy on behalf of the Owners of the Class [A] Certificates.

SALE OF MORTGAGE LOANS

         Not later than the Closing Date the Sponsor will cause the Originators to transfer the Initial Mortgage Loans pursuant to one or more master mortgage loan transfer agreements between the Originators and the Sponsor (the "Master Transfer Agreements"). In the Master Transfer Agreements the Originators will make certain representations and warranties and the Sponsor will assign its rights to enforce such representations and warranties to the Trustee.

         Pursuant to the Pooling and Servicing Agreement, the Sponsor on the Closing Date will cause the Trust to acquire all right, title and interest of the Originators in each Mortgage Loan listed on the schedule delivered to the Trustee on the Closing Date (the "Schedule of Mortgage

Loans") and all their right, title and interest in all principal collected and all interest due on each such Mortgage Loan (excluding any premium recapture) on or after the Initial Cut-Off Date.

         In connection with the sale of the Mortgage Loans on the Closing Date or on such date specified in the Pooling and Servicing Agreement, the Originators will be required to deliver to the Trustee a file (a "Mortgage Loan File") consisting of, among other things, (i) the original Notes or certified copies thereof, endorsed by the related Originator in blank or to the order of the holder, (ii) originals of all intervening assignments, showing a complete chain of title from origination to the applicable Originators, if any, including warehousing assignments, with evidence of recording thereon, (iii) originals of all assumption and modification agreements if any, and, unless such Mortgage Loan is covered by a counsel's opinion as described in the next paragraph, (iv) either: (a) the original Mortgage, with evidence of recording thereon, (b) a true and accurate copy of the Mortgage where the original has been transmitted for recording, until such time as the original is returned by the public recording office or (c) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost. The Trustee will agree, for the benefit of the Owners, to review each such file within 90 days after the Closing Date to ascertain that all required documents (or certified copies of documents) have been executed and received.

         The Pooling and Servicing Agreement generally requires that there be prepared and recorded, within 75 business days of the Closing Date (or, if original recording information is unavailable, within such later period as is permitted by the Pooling and Servicing Agreement) assignments of the Mortgages from the Originators to the Trustee, in the appropriate jurisdictions in which such recordation is necessary to perfect the lien thereof against creditors of or purchasers from the Originators; provided, however, that such requirements may be waived by the Certificate Insurer under certain circumstances set forth in the Pooling and Servicing Agreement.

CONVEYANCE OF THE SUBSEQUENT MORTGAGE LOANS

         In addition to the Initial Mortgage Loans, the Subsequent Mortgage Loans will be assigned to the Trust from time to time during the Pre-Funding Period. Subject to certain conditions, the Sponsor may, on certain dates (the "Subsequent Transfer Dates") specified in certain transfer agreements entered into after the Closing Date (the "Subsequent Transfer Agreements"), deliver to the Trust as applicable, additional mortgage loans eligible to become Subsequent Mortgage Loans on the next Payment Date in exchange for monies released to the Sponsor from the Pre-Funding Account. The cut-off date for each Subsequent Mortgage Loan will be the opening of business on the first day of the calendar month in which the related Subsequent Transfer Date occurs (the "Subsequent Cut-Off Date").

         Upon assignment of any Mortgage Loan to the Trust by the Sponsor during the Pre-Funding Period, the Trustee shall release to the Sponsor an amount equal to the Principal Balance thereof as of the related Subsequent Cut-Off Date from amounts then on deposit in the Pre-Funding Account.

DELINQUENCY ADVANCES, COMPENSATING INTEREST AND SERVICING ADVANCES

         The Master Servicer will be obligated to make Delinquency Advances to the extent that such Delinquency Advances, in the Master Servicer's reasonable judgment, are recoverable from the related Mortgage Loan. Delinquency Advances are recoverable from (i) future collections on the Mortgage Loan which gave rise to the Delinquency Advance, (ii) Liquidation Proceeds for such Mortgage Loan and (iii) from certain excess cash flows not applied for any other purpose. "Delinquency Advances" are amounts deposited into an account, which the Master Servicer and/or any designee thereof, as applicable, shall establish in the name of the Trust for the benefit of the Owners of the Certificates and the Certificate Insurer, as their interests may appear (the "Principal and Interest Account") by the Master Servicer equal to the sum of the interest portions (net of the Servicing Fees and certain other administrative amounts, if any) due, but not collected with respect to delinquent Mortgage Loans during the related Remittance Period. No Delinquency Advance will be required to be made by the Master Servicer if, in the good faith judgment of the Master Servicer, such Delinquency Advance would not ultimately be recoverable from the related Mortgage Loan (any such advance, a "Nonrecoverable Delinquency Advance"); and if previously made by the Master Servicer, a Nonrecoverable Delinquency Advance will be reimbursable from any amounts in the Principal and Interest Account prior to any distributions being made to Certificateholders.

         The Master Servicer will also be obligated to make Servicing Advances on a timely basis. "Servicing Advances" means any "out-of-pocket" costs and expenses, incurred by the Master Servicer in the performance of its servicing obligations, including, but not limited to, (i) expenditures in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including expenditures for real estate property taxes, hazard insurance premiums and property restoration or preservation ("Preservation Expenses"), (ii) the cost of any enforcement or judicial proceedings, including (a) foreclosures, and (b) other legal actions and costs associated therewith that potentially affect the existence, validity, priority, enforceability or collectibility of the Mortgage Loans, including collection agency fees and costs of pursuing or obtaining personal judgments, garnishments, levies, attachment and similar actions, (iii) the cost of the conservation, management, liquidation, sale or other disposition of any Mortgaged Property acquired in satisfaction of the related Mortgage Loan, including reasonable fees paid to any independent contractor in connection therewith, and (iv) advances to keep liens current, unless with respect to any of the foregoing the Master Servicer has determined that such advance would not be recoverable. No Servicing Advance will be required to be made by the Master Servicer, if in the good faith judgment of the Master Servicer, such Servicing Advance would not be recoverable from the related Mortgage Loan (any such advance, a "Nonrecoverable Servicing Advance"); and if previously made by the Master Servicer, a Nonrecoverable Servicing Advance will be reimbursable from any amounts in the Principal and Interest Account prior to any distribution being made to Certificateholders.

         In addition, the Master Servicer will also be required to deposit Compensating Interest in the Principal and Interest Account with respect to any full Prepayment received on a Mortgage Loan during the related Remittance Period out of its own funds without any right of reimbursement therefor. "Compensating Interest" is an amount equal to the difference between (x) 30 days' interest at the Mortgage Loan's interest rate on the principal balance as of the first day of the related Remittance Period and (y) to the extent not previously advanced, the interest paid by the Mortgagor with respect to a full Prepayment of a Mortgage Loan. The Master Servicer will not be required to pay Compensating Interest with respect to any Remittance Period in an amount in excess of the aggregate Servicing Fee received by the Master Servicer for such Remittance Period nor will the Master Servicer be required to pay Compensating Interest as a result of the application of the Relief Act or due to partial Prepayments.

GOVERNING LAW

         The Pooling and Servicing Agreement and each Certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

TERMINATION OF THE TRUST

         The Pooling and Servicing Agreement will provide that the Trust will terminate upon the payment to the Owners of all Certificates of all amounts required to be paid such Owners and to the Certificate Insurer of all amounts required to be paid to the Certificate Insurer as reimbursement for any prior drawings on the Certificate Insurance Policy upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate and (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination pursuant to clause (c) above, the Owners of all Class [A] Certificates then outstanding will be required (i) unanimously to direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code and (ii) to furnish to the Trustee an opinion of counsel reasonably acceptable to the Trustee to the effect that such liquidation constitutes a Qualified Liquidation.

OPTIONAL TERMINATION

         By the Master Servicer or By Owners of the Subordinate Certificates. On any Payment Date on and after the Clean-up Call Date, at their respective option, the Master Servicer or the Majority Owners of one of the classes of Subordinate Certificates then outstanding, acting directly or through one or more affiliates, may purchase from the Trust all of the Mortgage Loans and other property then held by the Trust, and thereby effect early redemption of the Class [A] Certificates. In the event that either the Master Servicer or the Majority Owners of one of the classes of Subordinate Certificates do not exercise such option, the Certificate Insurer shall be entitled to do so in accordance with the Pooling and Servicing Agreement.

         Upon Loss of REMIC Status. Following a final determination by the Internal Revenue Service, or by a court of competent jurisdiction, in each case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken to the effect that the Trust does not and will no longer qualify as a "REMIC" pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination, (i) the Certificate Insurer, or in the event that a Certificate Insurer default has occurred and is continuing, the Majority Owners of Class [A] Certificates then outstanding may direct the Trustee to adopt a plan of complete liquidation with respect to the Trust or (ii) the Certificate Insurer (so long as no Certificate Insurer default has occurred and is continuing) may notify the Trustee of the Certificate Insurer's determination to purchase from the Trust all Mortgage Loans and other property acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust, and thereby effect the early retirement of the Certificates. Upon receipt of such notice or direction, the Trustee will be required to notify the Master Servicer and the Owners of the Subordinate Certificates of the determination of the Certificate Insurer or the Owners of the Class [A] Certificates to liquidate (the "Termination Notice"). Either the Master Servicer or the Majority Owners of one of the classes of the Subordinate Certificates then outstanding, acting directly or through one or more affiliates, may, within 60 days from the date of receipt of the Termination Notice (the "Purchase

Option Period"), at their option, purchase from the Trust all of the Mortgage Loans and other property then held by the Trust as of the date of such purchase at a price at least equal to the sum of the aggregate principal balance of the Class [A] Certificates then outstanding, plus accrued interest.

         If, during the Purchase Option Period, the Master Servicer or the Majority Owners of one of the classes of the Subordinate Certificates then outstanding, acting directly or through one or more affiliates, have not exercised the option described above, then upon the expiration of the Purchase Option Period the Certificate Insurer may purchase the Trust Estate within 60 days after the expiration of the Purchase Option Period or the Trustee, with the consent of the Certificate Insurer (so long as no Certificate Insurer default has occurred and is continuing), will liquidate the Trust Estate and distribute the proceeds of the liquidation thereof.

         Following a Final Determination, the Master Servicer or the Majority Owners of one of the classes of the Subordinate Certificates then outstanding, acting directly or through one or more affiliates, may, at their option (and upon delivery to the Trustee and the Certificate Insurer of an opinion of counsel experienced in Federal income tax matters to the effect that the effect of the Final Determination is to substantially increase the probability that the gross income of the Trust will be subject to federal taxation), purchase from the Trust all Mortgage Loans and other property then held by the Trust, plus any amounts owing to the Certificate Insurer and certain other amounts. The Pooling and Servicing Agreement provides that the foregoing opinion shall be deemed satisfactory unless the Majority Owners of the Class [A] Certificates then outstanding give the Master Servicer or the Majority Owners of one of the classes of Subordinate Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of certain of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Supplemental Interest Amounts and the Class [A] Certificates is to be considered only in connection with "Certain Federal Income Tax Consequences" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Supplemental Interest Amounts and the Class [A] Certificates.

REMIC ELECTIONS

         The Trustee will cause one or more REMIC elections to be made with respect to certain specified assets of the Trust for federal income tax purposes. Qualification as a REMIC requires ongoing compliance with certain conditions. Dewey Ballantine LLP, special tax counsel, will advise that, in its opinion, for federal income tax purposes, assuming the REMIC elections are made and compliance with the Pooling and Servicing Agreement, the Trust will be treated as a REMIC for federal income tax purposes. Each of the Class [A] Certificates will be a "regular interest" in a REMIC, which will be treated as a debt instrument of the Trust for federal income tax purposes. The right of an Owner of a Class [A-2] Certificate to receive payments of any Supplemental Interest Amounts will have the characteristics described below.

         For federal income tax purposes, regular interests in a REMIC are treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Owners of Class [A] Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to such Class [A] Certificates under an accrual method. It is anticipated that the Class [A] Certificates will not have any original issue discount ("OID") other than possibly OID within a de minimus exception and that accordingly the provisions of Sections 1271 through 1273 and 1275 of the Code generally will not apply to the Class [A] Certificates. OID will be considered de minimus if it is less than 0.25% of the principal amount of a Class [A] Certificate multiplied by its expected weighted average life. Because rules regarding the accrual of income on prepayable debt instruments such as the Class [A] Certificates have not yet been issued by the Internal Revenue Service, the proper treatment regarding possible OID and the accrual of income on the Class [A] Certificates is not clear. Potential investors should consult their own tax advisors regarding an investment in the Class [A] Certificates. The prepayment assumption that will be used in determining the rate of accrual of original issue discount on the Class [A] Certificates is 100% of the "Prepayment Assumption". See "Payment and Yield Considerations--Projected Prepayments and Yields for Class [A] Certificates" herein. No representation is made that any of the Mortgage Loans will prepay at such rates or any other rate. See "Payment and Yield Considerations--Projected Prepayments and Yields for Class [A] Certificates" herein and "Certain Federal Income Tax Consequences--Discount and Premium" in the Prospectus.

SPECIAL TAX ATTRIBUTES

         The Class [A] Certificates possess certain special tax attributes by virtue of the REMIC provisions of the Code. See "Certain Federal Income Tax Consequences--REMIC Securities--Special Tax Attributes" in the Prospectus. The Small Business Job Protection Act of 1996 repeals the bad debt reserve method of accounting for mutual savings banks and domestic building and loan associations for tax years beginning after December 31, 1995. As a result, Section 593(d) of the Code is no longer applicable to treat REMIC regular interests, including the Certificates, as "qualifying real property loans."

SUPPLEMENTAL INTEREST AMOUNTS

         The Beneficial Owners of the Class [A-2] Certificates and the related rights to receive Supplemental Interest Amounts will be treated for tax purposes as owning two separate investments: (i) the Class [A-2] Certificates without the right to receive Supplemental Interest Amounts and (ii) the right to receive the Supplemental Interest Amounts. The Owners of the Class [A-2] Certificates must allocate the purchase price of their Certificates between these two investments based on their relative fair market values. The purchase price allocated to the first investment will be the issue price of the Class [A-2] Certificates for calculating accruals of original issue discount. See "Certain Federal Income Tax Consequences--Discount and Premium" in the Prospectus.

         The Trust intends to treat the Supplemental Interest Amounts for federal income tax purposes as a notional principal contract. Treasury Regulations under Section 446 of the Code relating to notional principal contracts (the "Notional Principal Contract Regulations") provide that taxpayers, regardless of their method of accounting, generally must recognize the ratable daily portion of a periodic payment for the taxable year to which that portion relates. Any Supplemental Interest Amounts will be periodic payments. Income with respect to periodic payments under a notional principal contract for a taxable year should constitute ordinary income. The purchase price allocated to the right to receive the related Supplemental Interest Amounts will be treated as a nonperiodic payment under the Notional Principal Contract Regulations. Such a nonperiodic payment may be amortized using several methods, including the level payment method described in the Notional Principal Contract Regulations.

         Alternative federal income tax characterization of the Supplemental Interest Amounts is possible, including treatment of the Supplemental Interest Amounts as indebtedness or an interest in a partnership. The amount, timing and character of the income and deductions for a Beneficial Owner of Supplemental Interest Amounts would differ if the Supplemental Interest Amounts were held to constitute indebtedness or an interest in a partnership. Because the Trust will treat the Supplemental Interest Amounts as a notional principal contract, the Master Servicer will not attempt to satisfy the tax reporting requirements that would apply under these alternative characterizations of the Supplemental Interest Amounts. Investors that are foreign persons should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the Supplemental Interest Amounts.

         The right to receive the Supplemental Interest Amounts will not constitute: (i) a "real estate asset" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code (the "Code") if held by a real estate investment trust; (ii) a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or a "permitted investment" within the meaning of Section 860G(a)(5) of the Code if held by a REMIC; or (iii) assets described in Section 7701(a)(19)(C)(xi) of the Code if held by a thrift. Moreover, other special rules may apply to certain investors, including dealers in securities and dealers in notional principal contracts.

         If the Master Servicer, acting directly or through a permitted designee, exercises its right to an Optional Termination, the Supplemental Interest Amount might not be paid in full.

TAXATION OF FOREIGN INVESTORS

         Subject to the discussion in "Certain Federal Income Tax Consequences--Foreign Investors--Grantor Trust Securities and REMIC Regular Securities" in the Prospectus, foreign investors will not be subject to U.S. withholding on income from the Supplemental Interest Amounts, if such income is not connected with a U.S. trade or business and the foreign investor certifies its foreign status. The Treasury Department has issued new regulations which make certain modifications to the requirements set forth in Annex I to the Prospectus. These new regulations will generally be effective for payments made after December 31, 1999. Prospective investors are urged to consult their tax advisors regarding these new regulations.

INFORMATION REPORTING AND BACKUP WITHHOLDING

         The Trustee will furnish or make available, within a reasonable time after the end of each calendar year, to each person who held a Class [A] Certificate at any time during such year, such information as may be required by applicable rules to assist such holders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates on behalf of beneficial owners. In particular, such information will include a statement of the adjusted issue price of the Class [A] Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Class [A] Certificates.

         Distributions of interest and principal as well as distributions of proceeds from the sale of the Class [A] Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if the recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but does not do so in the proper manner. See "Certain Federal Income Consequences--Backup Withholding" in the Prospectus.


                                   STATE TAXES

         The Sponsor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Class [A] Certificates and Supplemental Interest Amounts under tax laws of any state. Investors considering an investment in the Class [A] Certificates and Supplemental Interest Amounts should consult their own tax advisors regarding such tax consequences.

         ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CLASS [A] CERTIFICATES AND THE SUPPLEMENTAL INTEREST AMOUNTS.


                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan (the "Plans") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan unless a statutory or administrative exemption applies to the transaction. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons. In addition, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

         The United States Department of Labor (the "DOL") has issued a regulation (the "Plan Asset Regulation") describing what constitutes the assets of a Plan when the Plan acquires an equity interest in another entity. The Plan Asset Regulation states that, unless an exception described in the regulation is applicable, the underlying assets of a corporation, partnership or trust in which a Plan makes an equity investment will be considered, for purposes of ERISA, to be assets of the investing Plan. Pursuant to the Plan Asset Regulation, if the assets of the Trust were deemed to be plan assets by reason of a Plan's investment in any Class [A] Certificates, such plan assets would include an undivided interest in any assets held in such Trust. Therefore, in the absence of an exemption, the purchase, sale or holding of any Class [A] Certificate by a Plan (including certain individual retirement arrangements) subject to Section 406 of ERISA or Section 4975 of the Code might result in prohibited transactions and the imposition of excise taxes and civil penalties.

         The DOL has issued to the Underwriters individual prohibited transaction exemptions, (the "Exemptions"), which generally exempt from the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1), Section 406(b)(2) and Section 407(a) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, certain transactions with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemptions. The loans covered by the Exemptions include mortgage loans such as the Mortgage Loans.

         Among the conditions that must be satisfied for the Exemptions to apply are the following:

         (i) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         (ii) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

         (iii) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's Rating Group, a division of The McGraw Hill Companies ("Standard & Poor's"), Moody's Investors Services ("Moody's), Fitch IBCA, Inc. ("Fitch") or Duff & Phelps Credit Rating Co. ("D&P");

         (iv) the Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

         (v) the sum of all payments made to and retained by the Underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Originators and the Sponsor pursuant to the assignment of the loans to the Trust represents not more than the fair market value of such loans; the sum of all payments made to and retained by the Master Servicer or any sub-servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

         (vi) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

         The Trust Estate must also meet the following requirements:

         (i) the corpus of the Trust Estate must consist solely of assets of the type that have been included in other investment pools;

         (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, Fitch or D&P for at least one year prior to the Plan's acquisition of certificates; and

         (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates.

         Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust; provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemptions do not apply to Plans sponsored by the Sponsor, the Certificate Insurer, the Underwriter(s), the Trustee, the Master Servicer, any other servicer, any obligor with respect to Mortgage Loans included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

         On July 21, 1997, the DOL published in the Federal Register amendments to the Exemptions ("PTE 97-34"), which extend exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the Class [A] Certificates, PTE 97-34 generally allows Mortgage Loans supporting payments to Owners of Class [A] Certificates, and having a value equal to no more than 25% of the total principal amount of the Certificates being offered by the Trust, to be transferred to the Trust within a funding period no longer than 90 days or three months following the Closing Date instead of requiring that all such Mortgage Loans be either identified or transferred on or before the Closing Date. The relief will apply to the purchase, sale and holding of the Class [A] Certificates, provided that the following general conditions are met:

         1. the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered (the "Pre-Funding Limit") does not exceed 25%;

         2. all Subsequent Mortgage Loans meet the same terms and conditions for eligibility as the original Mortgage Loans used to create the Trust, which terms and conditions have been approved by Standard and Poor's or Moody's (the "Rating Agencies");

         3. the transfer of such Subsequent Mortgage Loans to the Trust during the Pre-Funding Period does not result in the Class [A] Certificates receiving a lower credit rating from the applicable Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Class [A] Certificates by the Trust;

         4. solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the Mortgage Loans and Subsequent Mortgage Loans in the Trust at the end of the Pre-Funding Period is not more than 100 basis points lower than the Average Interest Rate for the Mortgage Loans which were transferred to the Trust on the Closing Date;

         5.       either:

                  (i) the characteristics of the Subsequent Mortgage Loans are monitored by an insurer or other credit support provider which is independent of the Sponsor; or

                  (ii) an independent accountant retained by the Sponsor provides the Sponsor with a letter (with copies provided to the Rating Agencies, the Underwriters and the Trustee) stating whether or not the characteristics of the Subsequent Mortgage Loans conform to the characteristics described in the Prospectus Supplement and/or Pooling and Servicing Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Mortgage Loans which were transferred to the Trust as of the Closing Date;

         6. the Pre-Funding Period ends no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the Pre-Funding Account falls below the minimum level specified in the Pooling and Servicing Agreement or an event of default occurs;

         7. amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agencies and:

                  (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

                  (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by either Standard & Poor's, Moody's, Fitch or D&P;

         8.       the Prospectus or Prospectus Supplement describes;

                  (i)      the Pre-Funding Account and/or Capitalized Interest
                           Account;

                  (ii)     the duration of the Pre-Funding Period;

                  (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the Pre-Funding Period that will be remitted to Owners of Class [A] Certificates as repayments of principal;

                  (iv) that the amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be remitted to Owners of Class [A] Certificates as repayments of principal; and

         9. the Pooling and Servicing Agreement describes the permitted investments for the Pre-Funding Account and/or Capitalized Interest Account and, if not disclosed in the Prospectus or Prospectus Supplement, the terms and conditions for the eligibility of Subsequent Mortgage Loans.

         As of the Initial Cut-Off Date, there is no single Mortgage Loan included in the Trust that constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust. Before purchasing a Class [A] Certificate based on the Exemptions, as amended by PTE 97-34, a fiduciary of a Plan should itself confirm (1) that such Certificate constitutes a "certificate" for purposes of the Exemptions and (2) that the conditions and other requirements set forth in the Exemptions would be satisfied.

         Any person purchasing a Class [A-2] Certificate and the related right to receive Supplemental Interest Amounts will have acquired, for purposes of ERISA and for federal income tax purposes, such Class [A-2] Certificate without the right to receive the Supplemental Interest Amounts, together with the right to receive the Supplemental Interest Amounts. The Exemptions do not apply to the acquisition, holding or resale of the right to receive the Supplemental Interest Amounts. Accordingly, the acquisition of the right to receive the Supplemental Interest Amounts by a Plan could result in a prohibited transaction unless another administrative exemption to ERISA's prohibited transaction rules is applicable. One or more alternative exemptions may be available with respect to certain prohibited transaction rules of ERISA that might apply in connection with the initial purchase, holding and resale of the right to receive the Supplemental Interest Amounts, including, but not limited to: (i) Prohibited Transaction Class Exemption ("PTCE") 91-38, regarding investments by bank collective investment funds; (ii) PTCE 90-1, regarding investments by insurance company pooled separate accounts; (iii) PTCE 84-14, regarding transactions negotiated by qualified professional asset managers; (iv) PTCE 96-23, regarding transactions negotiated by in-house asset managers or (v) PTCE 75-1, Part II, regarding principal transactions by broker-dealers (the "Principal Transactions Exemption"). It is believed that the conditions of the Principal Transactions Exemption will be met with respect to the acquisition of a right to receive the Supplemental Interest Amounts by a Plan, so long as such Underwriter is not a fiduciary with respect to the Plan (and is not a party in interest with respect to the Plan by reason of being a participating employer or affiliate thereof). Before purchasing Class [A-2] Certificates based on an administrative exemption (or exemptions), a fiduciary of a Plan should determine whether the conditions of such exemption (or exemptions) would be met and whether the scope of the relief provided by such exemption (or exemptions) would cover all acts that might be construed as prohibited transactions.

         Prospective Plan investors in the Class [A] Certificates should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemptions as amended by PTE 97-34, and the potential consequences in their specific circumstances, prior to making an investment in the Class [A] Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Class [A] Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         The sale of the Class [A] Certificates to a Plan is in no respect a representation by the Sponsor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan or that this investment is appropriate for Plans generally or any particular Plan.

         In addition to the matters described above, purchasers of a Class [A] Certificates that are insurance companies should consult with their counsel with respect to the recent United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co.
v. Harris Trust and Savings Bank, 510 U.S. 86 (1993). In John

Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers using insurance company general account assets should determine whether the decision affects their ability to make purchases of the Class [A] Certificates.


                                     RATINGS

         It is a condition of the original issuance of the Class [A] Certificates that they receive ratings of "[___]" by [Rating Agency], and "[___]" by [Rating Agency]. The ratings assigned to the Class [A] Certificates will be based on the financial strength of the Certificate Insurer. Such ratings will be the views only of such rating agencies.

         Explanations of the significance of such ratings may be obtained from [Rating Agency], whose principal offices are located at [Address] and [Rating Agency], whose principal offices are located at [Address]. There is no assurance that such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Class [A] Certificates. A security rating is not a recommendation to buy, sell or hold securities.

         The ratings assigned to the Class [A] Certificates do not address the likelihood of the payment of any Supplemental Interest Amounts.

         The ratings of [Rating Agency] on mortgage loan pass-through certificates address the likelihood of the receipt by the Owners of all distributions to which such Owners are entitled. [Rating Agency] rating opinions address the structural and legal issues and tax-related aspects associated with the Certificates, including the nature of the underlying mortgage loans and the credit quality of the credit support provider, if any. [Rating Agency] ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments may differ from those originally anticipated.

         Such ratings do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

         The ratings of the Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

         The Sponsor has not requested a rating of the Class [A] Certificates offered hereby by any rating agency other than [Rating Agency] and [Rating Agency] and the Sponsor has not provided information relating to the Class [A] Certificates or the Mortgage Loans to any rating agency other than [Rating Agency] and [Rating Agency]. There can be no assurance as to whether any other rating agency will rate the Class [A] Certificates offered hereby or, if another rating agency rates such Class [A] Certificates, what rating would be assigned to such Class [A] Certificates by such rating agency. Any such unsolicited rating assigned by another rating agency to the Class [A] Certificates offered hereby may be lower than the rating assigned to such Class [A] Certificates by [Rating Agency] and [Rating Agency].

                         LEGAL INVESTMENT CONSIDERATIONS

         No class of the Class [A] Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.


                                  UNDERWRITING

         Under the terms and subject to the conditions set forth in an Underwriting Agreement for the sale of the Class [A] Certificates, dated [___________, ____] (the "Underwriting Agreement"), the Sponsor has agreed to cause the Trust to sell to the underwriter(s) of the Class [A] Certificates set forth below (the "Underwriter(s)"), and the Underwriter(s) have agreed to purchase, the Class [A] Certificates.

         In the Underwriting Agreement, the Underwriter(s) have agreed, subject to the terms and conditions set forth therein, to purchase the entire principal amount of the Class [A] Certificates in the amounts with respect to each of the Underwriter(s) as set forth below:

                   Underwriter                              Principal Amount
-------------------------------------------------           ----------------
[Underwriter]....................................            [$___________]
[Underwriter]....................................            [$___________]
                                                            ----------------
            Total ...............................            [$___________]

         The Underwriter(s) have informed the Sponsor that they propose to offer the Class [A] Certificates for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of the related sale. The Underwriter(s) may effect such transactions by selling the Class [A] Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter(s). In connection with the sale of the Class [A] Certificates, the Underwriter(s) may be deemed to have received compensation from the Sponsor in the form of underwriting compensation. The Underwriter(s) and any dealers that participate with the Underwriter(s) in the distribution of the Class [A] Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Class [A] Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         The Sponsor has agreed to indemnify the Underwriters against certain liabilities including liabilities under the Securities Act of 1933, as amended.

         In connection with this offering and in compliance with applicable law and industry practice, the Underwriter(s) may overallot or effect transactions which stabilize, maintain or otherwise affect the market price of the Class [A] Certificates at a level above that which might otherwise prevail in the open market, including stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. A penalty bid means an arrangement that permits [Underwriter/Representative of Underwriters], as managing underwriter], to reclaim a selling concession from a syndicate member in connection with the offering when Class [A] Certificates originally sold by the syndicate member are purchased in syndicate covering transactions. The Underwriter(s) are not required to engage in any of these activities. Any such activities, if commenced, may be discontinued at any time.

         The Sponsor or its affiliates may apply the net proceeds of the sale of the Class [A] Certificates to the repayment of debt, including "warehouse" debt secured by the Mortgage Loans prior to their transfer to the Trust. [One or more of] the Underwriters (or their respective affiliates) may have acted as "warehouse" lender to the Sponsor or one or more of its affiliates and may receive a portion of such proceeds as repayment of such "warehouse debt."

         The Sponsor has been advised by the Underwriters that the Underwriters presently intend to make a market in the Class [A] Certificates, as permitted by applicable laws and regulations. The Underwriter(s) are not obligated, however, to make a market in the Class [A] Certificates and such market-making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Class [A] Certificates.


                                     EXPERTS

         The consolidated balance sheets of [Certificate Insurer] [and Subsidiaries] as of December 31, ____ and December 31, ____ and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, ____, incorporated by reference in this Prospectus Supplement have been incorporated herein in reliance on the report of [Accountants], independent accountants, given on the authority of that firm as experts in accounting and auditing.


                              CERTAIN LEGAL MATTERS

         Certain legal matters relating to the validity of the issuance of the Class [A] Certificates will be passed upon for the Sponsor by Dewey Ballantine LLP, New York, New York, and for the Underwriters by [Counsel].

                        INDEX OF PRINCIPAL DEFINED TERMS


2/28 Loans.................................................................S-13
3/27 Loans.................................................................S-13
5/25 Loans.................................................................S-13
Accrual Period.............................................................S-39
Advanta Parent.............................................................S-34
Affiliated Originators.....................................................S-18
Agreement..................................................................S-56
Appraised Values...........................................................S-21
ARM Group..................................................................S-21
ARM Group Available Funds..................................................S-52
ARM Group Available Funds Cap Rate.........................................S-39
ARM Group Class [A] Principal Distribution Amount..........................S-40
ARM Group Insured Distribution Amount......................................S-41
ARM Group Interest Distribution Amount.....................................S-39
Available Funds Shortfall..................................................S-51
Average Amount Outstanding.................................................S-20
Average Interest Rate......................................................S-67
Beneficial Owner...........................................................S-36
Book-Entry Certificates....................................................S-42
Business Day...............................................................S-56
Capitalized Interest Account...............................................S-37
Cedelbank Participants.....................................................S-44
Certificate Account........................................................S-37
Certificate Insurer Reimbursable Amount....................................S-51
Class [A] Distribution Amount..............................................S-42
Class [A] Principal Distribution Amount....................................S-40
Class [A-1] Pass-Through Rate..............................................S-38
Class [A-2] Formula Pass-Through Rate......................................S-38
Class [A-2] Pass-Through Rate..............................................S-38
Class A ARM Group Certificates.............................................S-21
Class A Fixed Rate Group Certificates......................................S-21
Class A Interest Carry Forward Amount......................................S-39
Class A Interest Distribution Amount.......................................S-39
Clean-up Call..............................................................S-46
Clean-up Call Date.........................................................S-47
CLTV.......................................................................S-21
Code.......................................................................S-64
Compensating Interest......................................................S-60
CPR Assumption.............................................................S-31
Current Interest Amount....................................................S-39
D&P........................................................................S-66
Deficiency Amount..........................................................S-56
Delinquency Advances.......................................................S-59
DTC........................................................................S-44
DTC Participants...........................................................S-44
ERISA......................................................................S-11
Euroclear Operator.........................................................S-44
Euroclear Participants.....................................................S-44
European Depositaries......................................................S-42
Excess Overcollateralization Amount........................................S-49
Exemptions.................................................................S-65
FDIC.......................................................................S-36
Final Determination........................................................S-61
Final Scheduled Payment Date...............................................S-31
Financial Intermediary.....................................................S-42
Fiscal Agent...............................................................S-55
Fitch......................................................................S-66
Fixed Rate Group...........................................................S-21
Fixed Rate Group Available Funds...........................................S-52
Fixed Rate Group Available Funds Cap Rate..................................S-38
Fixed Rate Group Class A Principal Distribution Amount.....................S-40
Fixed Rate Group Insured Distribution Amount...............................S-41
Fixed Rate Group Interest Distribution Amount..............................S-39
Foreclosure Rate...........................................................S-19
Gross Losses...............................................................S-20
Group......................................................................S-18
Group Available Funds......................................................S-52
Group Interest Distribution Amount.........................................S-39
Hybrid ARMs................................................................S-13
Initial Cut-Off Date.......................................................S-20
Initial Mortgage Loans.....................................................S-21
Insured Distribution Amount................................................S-41
Insured Payment............................................................S-56
Interest Determination Date................................................S-47
Junior Lien Ratio..........................................................S-23
Junior Loans...............................................................S-21
LIBOR......................................................................S-38
Liquidated Mortgage Loan...................................................S-50
LTV........................................................................S-21
Majority Owners............................................................S-38
Master Transfer Agreements.................................................S-58
Monthly Remittance Amount..................................................S-37
Moody's....................................................................S-66
Mortgage Loan..............................................................S-18
Mortgage Loan File.........................................................S-58
Mortgage Loan Group........................................................S-18
Mortgaged Property.........................................................S-20
Net Available Distribution Amount..........................................S-56
Net Losses.................................................................S-20
Net Monthly Excess Cashflow................................................S-51
Net Monthly Excess Spread..................................................S-48
Nonrecoverable Delinquency Advance.........................................S-59
Nonrecoverable Servicing Advance...........................................S-60
Notes......................................................................S-20
Notice.....................................................................S-56
Notional Principal Contract Regulations....................................S-63
OID........................................................................S-62
Optional Termination.......................................................S-38

Original ARM Group Pre-Funded Amount.......................................S-37
Original Fixed Rate Group Pre-Funded Amount................................S-37
Original Pre-Funded Amount.................................................S-37
Overcollateralization Amount...............................................S-49
Overcollateralization Deficit..............................................S-42
Overcollateralization Increase Amount......................................S-49
Overcollateralization Reduction Amount.....................................S-50
Owned and Managed Servicing Portfolio......................................S-19
Owner......................................................................S-56
Participants...............................................................S-42
Pass-Through Rates.........................................................S-38
Payment Date...............................................................S-36
Plan Asset Regulation......................................................S-65
Plans......................................................................S-65
Policy.....................................................................S-55
Pooling and Servicing Agreement............................................S-36
Preference Amount..........................................................S-56
Pre-Funding Account........................................................S-37
Pre-Funding Limit..........................................................S-67
Pre-Funding Period.........................................................S-21
Prepayment.................................................................S-29
Prepayment Assumption......................................................S-31
Preservation Expenses......................................................S-60
Principal and Interest Account.............................................S-59
Principal Transactions Exemption...........................................S-69
PTCE.......................................................................S-69
PTE 97-34..................................................................S-67
Purchase Option Period.....................................................S-61
Rating Agencies............................................................S-67
Realized Loss..............................................................S-50
Record Date................................................................S-36
Recoveries.................................................................S-20
Reference Banks............................................................S-47
Relevant Depositary........................................................S-42
REMIC......................................................................S-61
Remittance Date............................................................S-37
Remittance Period..........................................................S-38
Required Distributions.....................................................S-57
Reserve Interest Rate......................................................S-48
Restricted Group...........................................................S-67
Rules......................................................................S-43
Schedule of Mortgage Loans.................................................S-58
Senior Lien................................................................S-23
Senior Loans...............................................................S-21
Servicing Advances.........................................................S-60
Specified Overcollateralization Amount.....................................S-49
Standard & Poor's..........................................................S-66
Statistical Calculation Date...............................................S-21
Step-Up Payment Date.......................................................S-39
Subordinate Certificates...................................................S-36
Subsequent Cut-Off Date....................................................S-59
Subsequent Mortgage Loans..................................................S-21
Subsequent Transfer Agreements.............................................S-59
Subsequent Transfer Dates..................................................S-59
Sub-Servicing Agreements...................................................S-35
Supplemental Interest Account..............................................S-58
Supplemental Interest Amount...............................................S-38
Termination Notice.........................................................S-61
Terms and Conditions.......................................................S-45
Third-Party Servicing Portfolio............................................S-19
Total Monthly Excess Cashflow..............................................S-51
Total Monthly Excess Spread................................................S-48
Trust Estate...............................................................S-58
Trustee....................................................................S-55
Unaffiliated Originators...................................................S-18
Underwriter(s).............................................................S-71
Underwriting Agreement.....................................................S-71
Weighted average life......................................................S-31
Year 2000 Issue............................................................S-17

================================================================================

                                 [$-----------]
                                  (APPROXIMATE)

                       ADVANTA MORTGAGE LOAN TRUST [TRUST]

            MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES [SERIES]

                                     [LOGO]
                           ADVANTA MORTGAGE CORP. USA
                                 MASTER SERVICER

                                     [LOGO]
                       ADVANTA CONDUIT RECEIVABLES, INC.
                                     SPONSOR


                      -----------------------------------


                              PROSPECTUS SUPPLEMENT


                      -----------------------------------


                                  [UNDERWRITER]

                                [CO-UNDERWRITERS]

                               [___________, ____]


You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the securities offered hereby in any state where such offer is not permitted.

We represent the accuracy of the information in this prospectus supplement and the accompanying prospectus only as of the dates on their respective covers.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the securities offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until [___________, ____].


================================================================================